As filed with the Securities and Exchange Commission on May 14, 2001
Registration No. 333-60082

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEXTEL COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of
incorporation or organization)
4812
(Primary standard industrial
classification code number)
36-3939651
(I.R.S. employer
identification number)

2001 Edmund Halley Drive

Reston, Virginia 20191
(703) 433-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leonard J. Kennedy, Esq.

Senior Vice President and General Counsel
Nextel Communications, Inc.
2001 Edmund Halley Drive
Reston, Virginia 20191
(703) 433-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lisa A. Stater, Esq.
Jones, Day, Reavis & Pogue
3500 SunTrust Plaza
303 Peachtree Street
Atlanta, Georgia 30308-3242
(404) 521-3939

      Approximate date of commencement of proposed sale to the public: As soon as practicable following the effective date of this Registration Statement.

      If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell or offer these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 14, 2001

Prospectus

$1,250,000,000

Offer to Exchange

9.5% Senior Serial Redeemable Notes due 2011
for any and all Outstanding 9.5% Senior Serial Redeemable Notes due 2011

Of

Nextel Communications, Inc.

The exchange offer will expire at 5:00 p.m.,

Eastern time, on June 14, 2001, unless extended.

The Registered Notes

•	The terms of the notes to be issued are substantially identical to the outstanding notes that we issued on January 26, 2001, except for transfer restrictions, registration rights and liquidated damages provisions relating to the outstanding notes that will not apply to the offered notes.

•	The notes mature on February 1, 2011.

•	Interest on the notes accrues at the rate of 9.5% per year, payable in cash every six months on February 1 and August 1, with the first payment on August 1, 2001.

•	The notes are senior, unsecured obligations of ours and will rank equally with all our other unsecured and unsubordinated obligations.

The Exchange Offer

•	Expires at 5:00 p.m., Eastern time, on June 14, 2001, unless we extend the exchange offer.

•	The exchange offer is subject to conditions, which we may waive.

•	Tenders of outstanding notes may be withdrawn at any time before the expiration of the exchange offer.

•	All outstanding notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of notes which are registered under the Securities Act of 1933.

•	If you do not tender your notes in the exchange offer, you will continue to hold unregistered securities and your ability to transfer your notes could be adversely affected.

•	We will not receive any cash proceeds from the exchange offer.

Please consider carefully the “Risk Factors” beginning on page 11 of this prospectus.

       Neither the Securities and Exchange Commission nor any state securities commission has approved the notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2001

References to Additional Information

      As used in this prospectus, “Nextel”, “we,” “us” or “our” refers to Nextel Communications, Inc. and its subsidiaries, except where the context otherwise requires or as otherwise indicated. This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. You may obtain documents that we filed with the Securities and Exchange Commission and incorporated by reference in this prospectus by requesting the documents, in writing or by telephone, from the Securities and Exchange Commission or from:

Nextel Communications, Inc. 2001 Edmund Halley Drive Reston, Virginia 20191 Attention: Investor Relations Telephone: (703) 433-4300

      If you would like to request copies of these documents, please do so by June 7, 2001, which is five business days before the expiration date of the exchange offer, in order to receive them before the expiration of the exchange offer. See “X. Where You Can Get More Information.”

      “Nextel,” “Nextel Direct Connect,” “Nextel Worldwide” and “Nextel Wireless Web” are trademarks or service marks of Nextel. “Motorola” and “iDEN” are trademarks or service marks of Motorola, Inc.

I. Summary
A.Nextel
B.Use of Proceeds
C.The Exchange Offer
D.The Exchange Notes
E.Summary Financial Information
II.Risk Factors
A.Risk Factors Relating to Nextel
B.Risk Factors Relating to the Notes
C. Our Forward Looking Statements Are Subject to a Variety of Factors That Could Cause Actual
Results to Differ Materially from Current Beliefs.
III.Use of Proceeds
IV.The Exchange Offer
A. Purpose and Effect of the Exchange Offer
B. Resale of the Exchange Notes
C. Terms of the Exchange Offer
D. Expiration Date; Extensions; Amendments
E.Conditions
F.Procedures for Tendering
G.Book-Entry Transfer
H.Guaranteed Delivery Procedures
I.Withdrawal of Tenders
J.Termination of Registration Rights
K.Exchange Agent
L.Fees and Expenses
M.Consequences of Failure to Exchange
N.Accounting Treatment
V.The Exchange Notes
A. Glossary of Defined Terms
B.General
C.Optional Redemption
D.Change of Control
E. Certain Covenants
F.Events of Default
G.Defeasance and Covenant Defeasance
H.Modification And Waiver
I.No Personal Liability of Incorporators, Stockholders, Officers, Directors or Employees
J.Concerning The Trustee
K.Book Entry; Delivery and Form
L.Certificated Notes
VI.Principal United States Federal Tax Considerations
A.Exchange Offer
B.Ownership and Disposition of Notes by Non-U.S. Holders
C.Backup Withholding and Information Reporting
VII.Plan of Distribution
VIII.Legal Matters
IX.Experts
X.Where You Can Get More Information
A.Available Information
B.Incorporation of Documents by Reference
Form of Opinion
Form of Opinion - Tax Matters - Jones Day
Consent of Deloitte & Touche LLP
Letter of Transmittal
Notice of Guaranteed Delivery

I.  Summary

      This summary highlights basic information about us and the exchange offer, but does not contain all information important to you. You should read the more detailed information and consolidated financial statements and the related notes appearing elsewhere in this prospectus and incorporated by reference into this prospectus.

  A.     Nextel

      We provide a wide array of digital wireless communications services throughout the United States. We offer a differentiated, integrated package of digital wireless communications services under the Nextel brand name, primarily to business users. Our digital mobile network constitutes one of the largest integrated wireless communications systems utilizing a single transmission technology in the United States. This digital technology, developed by Motorola, is referred to as integrated Digital Enhanced Network, or iDEN, technology.

      A customer using our digital mobile network is able to access:

•	digital mobile telephone service;

•	digital two-way radio dispatch service, which is marketed as “Nextel Direct Connect” service;

•	the Internet, mobile messaging services, e-mail and advanced business applications, which are marketed as “Nextel Wireless Web” services;

•	advanced calling features, such as three-way calling, voicemail, call forwarding and additional line service;

•	international roaming capabilities, which are marketed as “Nextel Worldwide”; and

•	text and numeric paging.

      As of December 31, 2000:

•	we had about 6,678,200 digital handsets in service in the United States; and

•	our digital mobile network or the compatible digital mobile network of Nextel Partners, Inc., our affiliate providing service in small and medium sized markets, was operational in 180 of the top 200 metropolitan statistical areas in the United States.

      In addition to our domestic operations, we have ownership interests in international wireless companies through our substantially wholly owned subsidiary, Nextel International, Inc. Nextel International, through its subsidiaries, provides wireless communications services in and around various major metropolitan market areas in Latin America and the Philippines, referred to as their managed markets. As of December 31, 2000, Nextel International’s proportionate share of international digital handsets in service in its managed markets, based on its equity ownership in its subsidiaries, was about 762,800, which includes total international digital handsets on networks in operation in Argentina, Brazil, Mexico, Peru and the Philippines. Additionally, Nextel International has investments in wireless communications providers in Canada and Japan and owns analog specialized mobile radio companies in Chile.

      Our principal executive and administrative facility is located at 2001 Edmund Halley Drive, Reston, Virginia 20191, and our telephone number is (703) 433-4000.

  B.     Use of Proceeds

      We will not receive any cash proceeds from the exchange offer.

  C.     The Exchange Offer

The Exchange Offer	We are offering to exchange $1.25 billion in principal amount of our 9.5% senior serial redeemable notes due February 1, 2011, which have been registered under the federal securities laws, for $1.25 billion principal amount of our outstanding unregistered 9.5% senior serial redeemable notes due February 1, 2011, which we issued on January 26, 2001 in a private placement. You have the right to exchange your outstanding notes for an equal principal amount of exchange notes with substantially identical terms.

In order for your outstanding notes to be exchanged, you must properly tender them before the expiration of the exchange offer. All outstanding notes that are validly tendered and not validly withdrawn before the expiration of the exchange offer will be exchanged. We will issue the exchange notes on or as promptly as practicable after the expiration of the exchange offer.

Registration Rights Agreement	We sold the outstanding notes on January 26, 2001 in a private placement. At that time, we signed a registration rights agreement with the initial purchasers of the notes, which requires us to conduct this exchange offer. This exchange offer is intended to satisfy those registration rights set forth in the registration rights agreement. After the exchange offer is complete, you will no longer be entitled to registration rights with respect to outstanding notes you do not exchange.

If You Do Not Exchange Your Outstanding Notes	If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer as provided in the outstanding notes and the indenture governing those notes. In general, you may not offer or sell your outstanding notes unless the offer or sale is registered under the federal securities laws or unless those notes are sold in a transaction exempt from or not subject to the registration requirements of the federal securities laws and applicable state securities laws.

Expiration Date	The exchange offer will expire at 5:00 p.m., Eastern time, on June 14, 2001, unless we extend the expiration date.

Conditions to the Exchange Offer	The exchange offer is subject to conditions, which we may waive. The exchange offer is not conditioned upon any minimum amount of outstanding notes being tendered for exchange.

We reserve the right:

• to delay the acceptance of the outstanding notes;

• to terminate the exchange offer if specified conditions have not been satisfied;

• to extend the expiration date of the exchange offer and retain all tendered outstanding notes subject to the right of tendering holders to withdraw their tenders of outstanding notes; and

• to waive any condition or otherwise amend the terms of the exchange offer in any respect.

Procedures for Tendering Outstanding Notes	If you wish to tender your outstanding notes for exchange, you must:

• complete and sign the enclosed letter of transmittal by following the related instructions; and

• send the letter of transmittal, as directed in the instructions, together with any other required documents, to the exchange agent, either (1) with the outstanding notes to be tendered or (2) in compliance with the specified procedures for guaranteed delivery of the outstanding notes.

Brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer.

Please do not send your letter of transmittal or certificates representing your outstanding notes to us. Those documents should only be sent to the exchange agent. Questions regarding how to tender and requests for information should be directed to the exchange agent.

Special Procedures for Beneficial Owners	If your outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, we urge you to contact that person promptly if you wish to tender your outstanding notes in the exchange offer.

Withdrawal Rights	You may withdraw the tender of your outstanding notes at any time before the expiration date of the exchange offer by delivering a written notice of your withdrawal to the exchange agent. You must also follow the withdrawal procedures as described under the heading “IV. The Exchange Offer — I. Withdrawal of Tenders.”

Resales of Exchange Notes	We believe that you will be able to offer for resale, resell or otherwise transfer exchange notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the federal securities laws, as long as:

• you are acquiring the exchange notes in the ordinary course of business;

• you are not participating, and have no arrangement or understanding with any person to participate, in a distribution of the exchange notes; and

• you are not our affiliate. An affiliate of ours is a person that “controls or is controlled by or is under common control with” us.

Our belief is based on interpretations by the Staff of the Securities and Exchange Commission, as set forth in no-action letters issued to third parties unrelated to us. The Staff has not considered this exchange offer in the context of a no-action letter, and we cannot be sure that the Staff would make a similar determination with respect to this exchange offer.

If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume or indemnify you against this liability.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes that were acquired by that broker-dealer as a result of market-making or other trading activities must agree to deliver a prospectus meeting the requirements of the federal securities laws in connection with any resale of the exchange notes by that broker-dealer.

Exchange Agent	The exchange agent for the exchange offer is BNY Midwest Trust Company. The address, telephone number and facsimile number of the exchange agent are set forth in “IV. The Exchange Offer — K. Exchange Agent” and in the letter of transmittal.

      See “IV. The Exchange Offer” for more detailed information concerning the exchange offer.

  D.     The Exchange Notes

Exchange Notes	$1.25 billion principal amount of our 9.5% senior serial redeemable notes due February 1, 2011.

Interest Payment Dates	Interest on the notes accrues at the rate of 9.5% per year, payable in cash every six months on February 1 and August 1, with the first payment on August 1, 2001.

Optional Redemption	On or after February 1, 2006, we may redeem some or all of the notes at the redemption prices listed in this prospectus, plus accrued and unpaid interest, if any, to the date of redemption. In addition, if we sell on or before February 1, 2004 at least $50 million of qualifying capital stock, we may redeem up to 35% in aggregate principal amount of the notes at a price of 109.5% of their principal amount, plus accrued and unpaid interest, if any, to the date of redemption with the proceeds from that sale as long as any redemption occurs within 180 days of the sale of the capital stock.

Ranking	The exchange notes will be unsecured debt of Nextel Communications and:

• will rank equal in right of payment to all our existing and future senior unsecured debt;

• will effectively rank equal in right of payment with obligations arising out of our guarantees of debt of our subsidiaries;

• will be senior in right of payment to all of our future subordinated debt;

• will be effectively subordinated to all existing and future debt of our subsidiaries; and

• will be subordinated to all of our existing and future secured debt.

At December 31, 2000, Nextel Communications had $6.78 billion of outstanding debt that ranked equally with the notes. At December 31, 2000, our subsidiaries had $10.38 billion of outstanding debt, including capital lease and finance obligations, and current liabilities.

Covenants	The indenture governing the notes contains covenants that restrict, among other things, our ability and the ability of some of our subsidiaries to:

• incur more debt;

• pay dividends or make distributions on our stock, other than our currently authorized preferred stock;

• make investments or restricted payments;

• enter into specified transactions with affiliates;

• merge or consolidate; and

• transfer and sell assets.

Change of Control	Upon a change of control, as defined later in this prospectus, we will be required to offer to repurchase your notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

      See “V. The Exchange Notes” for more detailed information concerning the exchange notes.

Risk Factors	You should read the “Risk Factors” section beginning on page 11 of this prospectus, as well as other cautionary statements included or incorporated by reference in this prospectus, to ensure that you understand the risks associated with an investment in the notes.

  E.     Summary Financial Information

      The financial information below for the years ended December 31, 1996, 1997, 1998, 1999 and 2000 has been derived from our audited consolidated financial statements. This information is only a summary and should be read in conjunction with our historical financial statements contained in reports filed with the Securities and Exchange Commission. See “X. Where You Can Get More Information — A. Available Information.”

      Change in accounting principle. We adopted the Securities and Exchange Commission’s Staff Accounting Bulletin, or SAB, No. 101, “Revenue Recognition in Financial Statements,” which became effective in the fourth quarter of 2000. Based upon this new guidance, we changed our revenue recognition method. We now recognize handset sales as operating revenues on a straight-line basis over periods of up to four years, the estimated customer relationship periods. Costs of handset sales are recognized over the same periods in amounts equivalent to the revenues recognized from the handset sales. The direct and incremental handset costs in excess of the revenues generated from handset sales are expensed immediately as these amounts exceed our minimum contractual revenues. Under the prior method of accounting, we recognized revenues from sales and related costs of handsets sold when title passed to the customer.

      We have accounted for the adoption of SAB No. 101 as a change in accounting principle effective January 1, 2000, and therefore have not restated the financial statements of prior years. Additional information regarding this accounting change can be found in note 1 to the consolidated financial statements appearing in our annual report on Form 10-K for the year ended December 31, 2000.

      For all periods presented, we have reclassified revenues from digital handset and accessory sales to operating revenues and the related costs of digital handset and accessory sales to cost of revenues. We had previously classified these amounts within selling, general and administrative expense.

      Other (expense) income, net. As more fully discussed in note 4 to the consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2000, other income, net in 2000 includes a $275 million gain realized from the exchange of our stock in Clearnet

Communications, Inc. for stock in TELUS Corporation as a result of the acquisition of Clearnet by TELUS.

      Income tax provision. In 1997, due to operating losses and the change in useful lives of some intangible assets, we increased our valuation allowance for deferred tax assets resulting in a tax provision of $259 million.

      Stock split. The financial information below reflects the effect of a 2-for-1 stock split in the form of a stock dividend paid on June 6, 2000 to stockholders of record as of May 26, 2000.

      Ratio of earnings to fixed charges. For the purpose of computing the ratio of earnings to fixed charges, earnings consist of loss before income taxes plus fixed charges less capitalized interest, equity in losses of unconsolidated affiliates and minority interest in losses of subsidiaries. Fixed charges consist of:

•	interest on all indebtedness, amortization of debt financing costs and amortization of original issue discount; and

•	the portion of rental expense that we believe is representative of interest.

      The deficiency of earnings to cover fixed charges for the year ended December 31, 1996 was $0.89 billion, for the year ended December 31, 1997 was $1.34 billion, for the year ended December 31, 1998 was $1.77 billion, for the year ended December 31, 1999 was $1.29 billion, and for the year ended December 31, 2000 was $0.69 billion.

      As Adjusted. At December 31, 2000, the as adjusted balance sheet data reflects the receipt of estimated net proceeds of the offering of the outstanding notes on January 26, 2001 of about $1.245 billion.

	Year Ended December 31,

	1996	1997	1998	1999	2000

	(in millions, except per share amounts)

Statement of operations data

Operating revenues	$462	$985	$2,295	$3,786	$5,714

Cost of revenues	402	686	1,218	1,579	2,172

Selling, general and administrative	305	711	1,297	1,672	2,278

Depreciation and amortization	401	526	832	1,004	1,265

Operating loss	(646)	(938)	(1,052)	(469)	(1)

Interest expense, net	(206)	(378)	(622)	(782)	(849)

Other (expense) income, net	(11)	7	(37)	(47)	106

Income tax benefit (provision)	307	(259)	192	28	33

Loss before extraordinary item	(556)	(1,568)	(1,519)	(1,270)	(711)

Extraordinary item — loss on early retirement of debt, net of income tax of $0	—	(46)	(133)	(68)	(104)

Mandatorily redeemable preferred stock dividends	—	(29)	(149)	(192)	(209)

Loss attributable to common stockholders	$(556)	$(1,643)	$(1,801)	$(1,530)	$(1,024)

Loss per share attributable to common stockholders, basic and diluted:

Loss before extraordinary item attributable to common stockholders	$(1.25)	$(3.21)	$(2.99)	$(2.29)	$(1.21)

Extraordinary item	—	(0.09)	(0.24)	(0.10)	(0.14)

	$(1.25)	$(3.30)	$(3.23)	$(2.39)	$(1.35)

Weighted average number of common shares outstanding	446	498	557	639	756

Other financial data

Ratio of earnings to fixed charges (see discussion above)	—	—	—	—	0.52

	December 31,

					2000

						As
	1996	1997	1998	1999	Actual	Adjusted

	(in millions)

Balance sheet data

Cash, cash equivalents and short-term investments, including restricted portion	$145	$433	$321	$5,808	$4,674	$5,919

Property, plant and equipment, net	1,804	3,226	4,915	6,152	8,791	8,791

Intangible assets, net	4,143	4,875	5,183	4,889	5,982	5,987

Total assets	6,472	9,228	11,573	18,410	22,686	23,936

Long-term debt, capital lease and finance obligations, including current portion	2,785	5,046	7,719	11,503	14,731	15,981

Mandatorily redeemable preferred stock	—	529	1,578	1,770	1,881	1,881

Stockholders’ equity	2,809	1,913	230	2,574	2,028	2,028

II.     Risk Factors

      You should carefully consider the risk factors discussed below, as well as other information included and incorporated by reference in this prospectus in connection with an investment in the exchange notes.

      A.     Risk Factors Relating to Nextel

1.	We have a history of net losses and negative cash flow and may not be able to satisfy our cash needs from operations.

      Since we began operations in 1987, we have never generated sufficient cash flow from operations to fund our business and its expansion. If we cannot achieve profitability, we may not be able to meet our debt service, working capital or other cash needs. We expect that losses will continue for the next several years as we build, expand and enhance our digital mobile network. We do not know when, if ever, our cash flows from our internal business operations will support our growth and continued operations. We had losses attributable to common stockholders of $1.02 billion during 2000. Our accumulated deficit was $6.55 billion at December 31, 2000.

2.	If we cannot obtain additional funds when needed, we may not be able to implement our business plan.

      Our long-term cash needs may be much greater than our cash on hand and availability under our existing financing agreements. We may not be able to raise additional financing when needed, on acceptable terms or at all. As a result, we cannot be sure that we will have adequate capital to:

•	implement future expansion and enhancement of our digital mobile network, including offering contemplated “third generation” or “3G” mobile wireless services;

•	maintain our current levels of operation;

•	meet our debt service requirements, including payment of interest and principal payments on the notes; or

•	pursue strategic acquisitions or other opportunities to increase our spectrum holdings, including those necessary to support or provide “3G” mobile wireless services.

      Our failure to timely achieve each of these goals could result in the delay or abandonment of some or all of our development, expansion and acquisition plans and expenditures, which could have an adverse effect on us.

      Our bank credit facility as in effect on December 31, 2000 provided for total secured financing capacity of up to $6.0 billion provided we satisfy financial and other conditions. As of December 31, 2000, we had borrowed $4.5 billion of this secured financing. The availability of additional financing under our bank credit facility is also subject to the satisfaction of covenants under indentures relating to our public notes. Our access to additional funds may be limited by:

•	the terms of our existing financing agreements, including restrictive covenants;

•	existing debt service requirements;

•	market conditions affecting the telecommunications industry in general; and

•	specific factors affecting our attractiveness as a borrower or investment vehicle, including:

•	the terms of options and warrants issued to others, that may make equity financings more difficult;

•	the ability to relocate current spectrum licensees from some frequencies in order to remove them from spectrum as to which we were the highest bidder at an auction;

•	the potential commercial opportunities and risks associated with implementation of our business plan;

•	the market’s perception of our performance and assets; and

•	the actual amount of cash we need to pursue our business strategy.

      Other than our existing financing agreements, we currently have no legally binding commitments or agreements with any third parties to obtain any material amount of additional debt or equity financing.

3.	Funding requirements for our international operations and growth may cause even greater cash needs, which may result in less funding available for our domestic growth and operations.

      We expect to fund a very substantial portion of the cash needs of Nextel International during 2001. This may increase our overall cash needs and will result in a lesser amount of cash availability to us for domestic use. Based on the funding we expect to make available to Nextel International during 2001 and on Nextel International’s current assessment of the likely business activity and related cash needs of its subsidiaries and affiliates that are controlled by or that rely substantially on Nextel International for further funding, Nextel International believes that it will have adequate funding to implement its current business plan during 2001, but that it will need to rely on external sources of funding to supply the cash needed to implement its business plans and continue operations after 2001.

4.	Our existing financing agreements contain covenants that limit how we conduct business, which may affect our ability to grow as planned.

      As a result of restrictions contained in our financing agreements, we may be unable to raise additional financing, compete effectively or take advantage of new business opportunities. This may affect our ability to generate revenues and profits, which may adversely affect our ability to pay interest and to make scheduled principal payments on our indebtedness, including the notes. The indentures governing our public notes and our existing financing agreements contain covenants that limit how we conduct business by restricting our ability to:

•	incur or guarantee additional indebtedness, including additional borrowings under existing financing arrangements;

•	pay dividends and make other distributions;

•	prepay subordinated indebtedness;

•	make investments and other restricted payments;

•	create liens;

•	sell assets; and

•	engage in transactions with affiliates.

      Any future financing arrangements are expected to contain covenants similar to or more restrictive than those contained in our existing debt financing arrangements. These future agreements may also contain other covenants, including covenants requiring us to maintain specified financial ratios and satisfy financial tests.

5.	We may not be able to obtain additional spectrum, which may adversely impact our ability to implement our business plan.

      We may seek to acquire additional spectrum, including through participation as a bidder or member of a bidding group in government-sponsored auctions of spectrum. We may not be able to accomplish any spectrum acquisition or the necessary additional capital for that purpose may not be available on acceptable terms, or at all. If sufficient additional capital is not available, to the extent we are able to complete any spectrum acquisition, the amount of funding available to us for our existing businesses would be reduced. Even if we are able to acquire spectrum, we may still require additional capital to finance the pursuit of any new business opportunities associated with our acquisitions of additional spectrum, including those associated with the potential provision of “third generation” or “3G” wireless services. This additional capital may not be available.

      We cannot be sure that any spectrum auctions will occur or, if so, on their currently announced schedules. For example, the Federal Communications Commission already has postponed on three separate occasions the auction for the majority of the 700 MHz spectrum now being used by broadcast television stations, and that auction is now scheduled to take place in September 2001, but may be subject to further postponement. We also cannot be sure:

•	in which auctions we will participate, alone or as a member of a bidding group;

•	whether we or any bidding group in which we are a participant will be a successful bidder and will be awarded spectrum licenses in any auction; and

•	what amounts would be required to be bid to prevail in any auction.

6.	If we are not able to compete effectively in the highly competitive wireless communications industry, our future growth and operating results will suffer.

      Our ability to compete effectively with other established and prospective wireless communications service providers depends on the factors below, among others.

a.	If our wireless communications technology does not perform in a manner that meets customer expectations, we will be unable to attract and retain customers.

      Customer acceptance of the services we offer is and will continue to be affected by technology-based differences and by the operational performance and reliability of system transmissions on our digital mobile network. We may have difficulty attracting and retaining customers if we are unable to address and resolve satisfactorily performance or other transmission quality issues as they arise or if those issues:

•	limit our ability to expand our network coverage or capacity as currently planned; or

•	were to place us at a competitive disadvantage to other wireless service providers in our markets.

b.	Our coverage is not as extensive as that of other wireless service providers, which may limit our ability to attract and retain customers.

      Since our digital mobile network does not provide roaming coverage on a nationwide basis as is available through some cellular and personal communication services providers, we may not be able to compete effectively against those providers. The coverage areas of these other providers include areas where our network, or that of our affiliate Nextel Partners, has not been built or will not be built. In addition, some of our competitors provide their customers with handsets with both digital and analog capability, which expands their coverage, while we have only digital capability. We cannot be sure that we, either alone or together with Nextel Partners, will be able to achieve comparable system coverage or that a sufficient number of customers or potential customers will be willing to accept system coverage limitations as a trade-off for our multi-function wireless communications package.

c.	Our channels of distribution for our digital mobile network products and services are not as extensive as some of our competitors, which may limit our ability to compete effectively.

      Many of our competitors have established long-standing extensive networks of retail locations, including locations dedicated solely to the competitor’s products, and multiple distribution channels and therefore have access to more potential customers than we do. We have increased our reliance on our indirect distributor network over time and have increased the proportion of customers we obtain through these channels. However, as we expand our retail subscriber base through increased reliance on indirect distribution channels, as price competition in the wireless industry intensifies and as our product and service offerings begin to attract increasing numbers of individual and non-business users, our average revenue per digital handset may decrease and our customer retention may be adversely affected. We anticipate utilizing a new direct retail distribution channel to address more effectively and economically certain existing and new customer segments that we are targeting. We have recently acquired a significant portion of the assets of Let’s Talk Cellular & Wireless, Inc., including those related to about 200 stores. We have not previously operated retail distribution outlets of this type, and we may not achieve the anticipated benefits of this new distribution channel to the degree or on the schedule that we hope to achieve them.

d.	Our ability to grow may be limited by our ability to expand system capacity and improve the adequacy and efficiency of our information systems and business processes.

      Our inability to timely and efficiently meet the demands for our services could decrease or postpone subscriber growth, or delay or otherwise impede billing and collection of amounts owed, which would adversely affect our growth and performance. To increase the number of subscribers on our digital mobile network, we must be able to, among other things, successfully plan for additional system capacity at levels needed to meet anticipated new subscribers, as well as the related increases in system usage, and obtain additional spectrum when and where required. Furthermore, we must secure sufficient transmitter and receiver sites at appropriate locations in our markets to meet planned system coverage and capacity targets and obtain adequate quantities of base radios and other system infrastructure equipment, as well as adequate volumes and mix of handsets and related accessories, to meet subscriber demand and system loading rates. Since we have contractual arrangements with Nextel International and Nextel Partners that contemplate the proportionate allocation of this equipment among us and those entities if there is an equipment shortage, these supplies may not be available in sufficient quantities for our use.

      Our ability to improve the efficiency and speed of the processes for our customer service and accounts receivable collection functions will affect our ability to add customers. For example, the length of time between customer order to activation of service on the digital mobile network is currently longer than that of some of our competitors. Additionally, customer reliance on our customer service functions will increase as we add digital mobile network customers, especially for those customers added through channels not involving direct face-to-face contact with a sales representative, such as phone order sales or sales through our website.

e.	Some of our competitors are financially stronger than we are, which may limit our ability to compete based on price.

      Because of their resources, some of our competitors may be able to offer services to customers at prices that are below the prices that we can offer for comparable services. As a result, if we cannot compete effectively based on the price of our service offerings, our revenues and growth may be adversely affected.

f.	We may face continuing pressure to reduce prices, which could adversely affect operating results.

      Over the past several years, as the intensity of competition among wireless communications providers in our market areas has increased, our competitors’ prices in these markets have generally decreased. This may make it difficult for us to remain competitive if wireless service providers generally continue to reduce prices. We may encounter further market pressures to:

•	further restructure our digital service offering packages to offer more value;

•	reduce our digital service offering prices; or

•	respond to particular short-term, market specific situations, such as special introductory pricing or packages that may be offered by providers launching their service, or particular new product or service offerings, in a particular market.

g.	Our digital handsets are more expensive than those of some competitors, which may affect our growth and operating income.

      We currently market multi-function digital handsets. The higher cost of these handsets, as compared to analog handsets and digital handsets that do not incorporate a similar multi-function capability, may make it more difficult or less profitable for us to attract customers. This may reduce our growth opportunities or profitability.

h.	If we do not keep pace with rapid technological changes, we may not be able to attract and retain customers.

      The wireless telecommunications industry is experiencing significant technological change. Our digital technology could become obsolete. We rely on digital technology that is not compatible with, and that competes with, other forms of digital and non-digital voice communication technology. Competition among these differing technologies can:

•	segment the user markets, which could reduce demand for specific technologies, including our technology;

•	reduce the resources devoted by third party suppliers, including Motorola, which supplies all of our current digital technology, to developing or improving the technology for our systems; and

•	adversely affect market acceptance of our services.

      The digital technology that we use may not successfully compete with the other forms of communication technologies. Further, new digital or non-digital communication transmission technology may be developed that could cause our existing technology to become obsolete or otherwise impair market acceptance of our services.

i.	We have recently launched new wireless data and Internet connectivity services, and if these new services do not prove to be successful, our operations and growth could be adversely affected.

      In 2000, we began to offer our subscribers access to digital two-way mobile data and Internet connectivity, which we currently market under the brand name Nextel Wireless Web. We cannot be sure that these services will continue to perform satisfactorily, be utilized by a sufficient number of our subscribers or produce sufficient levels of customer satisfaction or revenue. Because we have less spectrum than some of our competitors, any digital two-way mobile data and Internet connectivity services that we may offer could be significantly limited compared to those services offered by other wireless communications providers with larger spectrum positions.

      We expect that this wireless data capability and Internet connectivity will allow us to perform fulfillment and other customer support services more economically, to differentiate ourselves from our competitors and to realize a source of future incremental revenue to counter the impact of increasing competition in our markets on the pricing of our basic wireless voice services packages. We may not successfully realize these goals if:

•	we are unable to offer these new services profitably;

•	these new service offerings adversely impact the performance or reliability of our digital mobile network;

•	we or third party developers fail to develop new applications for our customers; or

•	we otherwise do not achieve a satisfactory level of customer acceptance and utilization of these services.

      Any resulting customer dissatisfaction, or failure to realize cost reductions or incremental revenue, could have an adverse impact on our results of operations, future growth prospects and perceived value.

j.	We are considering implementing some “third generation” services in the future; however, if we are unable to do so, or to do so in an economical and competitively effective fashion, our operations and growth could be adversely affected.

      We are considering implementing over the next several years advanced digital technology which will allow high capacity wireless voice and high speed data transmission, and potentially other advanced digital services. The technology that we would deploy to provide these types of broadband wireless telephony services is sometimes referred to as “third generation” or “3G.” We are presently evaluating standards and assessing the potential demand for these third generation wireless services. We are focusing these activities on maximizing our ability to deliver 3G capabilities while continuing to fully utilize our existing digital mobile network.

      It is likely that significant capital requirements would be involved in implementing this third generation technology. Even if we determine that our testing and assessment activities, and our need to meet competition from other wireless service providers who may be moving to deploy similar 3G services, should lead us to implement such third generation technology, there can be no guarantee that this technology will provide the advantages that we expect. The actual amount of the funds required to finance and implement this technology may significantly exceed management’s current estimate. Further, any future implementation could require additional unforeseen capital expenditures in the event of unforeseen delays, cost overruns, unanticipated expenses, regulatory changes, engineering design changes, equipment unavailability and technological or other complications. Finally, as there are several types of third generation technologies that may not be fully compatible with each other or with other currently deployed digital technologies, if the type of technology that we choose to deploy does not gain widespread acceptance or perform as expected, our business may be adversely affected.

k.	If competitors provide two-way radio dispatch services, we will lose a competitive advantage.

      We differentiate ourselves by providing two-way radio dispatch services that are currently not available through traditional cellular or personal communication services providers. If either personal communication services or cellular operators provide two-way radio dispatch or comparable services in the future, our competitive advantage may be impaired. Further, some of our competitors have attempted to compete with our Nextel Direct Connect service by offering unlimited mobile to mobile calling plan features and reduced rate calling plan features for designated small groups. If these calling plan modifications are perceived by our existing and potential customers as viable substitutes for our differentiated services, our business may be adversely affected.

7.	Since we rely on one supplier to implement our digital mobile network, any failure of that supplier to perform could hurt our operations.

      Motorola is currently our sole source for most of the digital mobile network and all of the handset equipment we use throughout our markets. If Motorola fails to deliver system infrastructure and handsets, as well as necessary technology improvements and enhancements, on a timely, cost-effective basis, we may not be able to adequately service our existing subscribers or add new subscribers. We expect to rely principally on Motorola or its licensees for the manufacture of a substantial portion of the equipment necessary to construct, enhance and maintain our digital mobile network and handset equipment for the next several years.

8.	Agreements with Motorola reduce our operational flexibility and may adversely affect our growth or operating results.

      We have entered into agreements with Motorola that impose limitations and conditions on our ability to use other technologies that would displace our existing digital mobile communications network. These agreements may operate to delay or prevent us from employing new or different technologies that perform better or are available at a lower cost because of the additional economic costs and other impediments to change arising under the Motorola agreements. For example, our equipment purchase agreement with Motorola requires us to provide Motorola with notice of our determination that Motorola’s technology is no longer suited to our needs at least six months before publicly announcing or entering into a contract to purchase equipment utilizing an alternate technology.

      In addition, if Motorola manufactures, or elects to manufacture, the equipment utilizing the alternate technology that we elect to deploy, we must give Motorola the opportunity to supply 50% of our infrastructure requirements for the alternate technology for three years. This may limit our ability to negotiate with an alternate equipment supplier. Finally, if after a switch to an alternate technology we do not maintain operational Motorola infrastructure equipment at the majority of our transmitter and receiver sites that are deployed at the date the switch to an alternate technology is first publicly announced, Motorola may require that all financing Motorola has provided to us must then be repaid.

9.	Regulatory and other factors could delay or prevent us from offering services in new market areas, which could limit our access to new customers and affect our growth.

      Before fully implementing our digital mobile network in a new market area or expanding coverage in an existing market area, we must complete systems design work, find appropriate sites and construct necessary transmission structures, receive regulatory approvals, obtain and free up frequency channels now devoted to non-digital transmissions and begin systems optimization. These processes take weeks or months to complete, and may be hindered or delayed by many factors, including unavailability of antenna sites at optimal locations, land use and zoning controversies and limitations of available frequencies. We cannot know when, if ever, our digital technology will be available for commercial use in new markets or can be expanded in existing markets.

10.	Government regulations determine how we operate, which could limit our growth and strategic plans.

      The Federal Communications Commission regulates the licensing, operation, acquisition and sale of our specialized mobile radio businesses. We must meet build-out requirements within specified time limitations to retain our licenses. Future changes in regulation or legislation and Congress’ and the Federal Communications Commission’s continued allocation of additional spectrum for commercial mobile radio services, which include specialized mobile radio, cellular or personal communication services, could impose significant additional costs on us either in the form of direct out of pocket costs or additional compliance obligations. These regulations also can have the effect of introducing additional competitive entrants to the already crowded wireless communications marketplace. It is possible that, in the future, we may face additional regulatory prohibitions or limitations on our services. If any new regulations prohibit us from providing planned services, it could be more difficult for us to compete.

      Further, some local jurisdictions have adopted legislation restricting or prohibiting the use of portable communications devices while driving motor vehicles. If similar laws are enacted in other jurisdictions, we may experience reduced subscriber usage and demand for our services which could have a material adverse effect on our results of operations.

      Nextel International’s operations are subject to similar effects caused by operating in a regulated industry, since its operations are regulated by governmental and regulatory bodies in the foreign countries in which its business is conducted.

11.	We are susceptible to control by significant stockholders.

      Motorola and entities controlled by Mr. Craig O. McCaw hold significant blocks of our outstanding stock and have the ability to exert significant influence over our affairs. An affiliate of Mr. McCaw may designate at least one fourth of our board of directors and may select, from these McCaw representatives on the board of directors, a majority of the operations committee of our board, which has significant authority relating to our business strategy, budgets, financing arrangements and in the nomination and oversight of specified executive officers. Presently, two of the nine members of our board of directors are designees of Mr. McCaw’s affiliates. In addition, Daniel F. Akerson, formerly one of our executive officers, currently holds positions with XO Communications, Inc., which is controlled by Mr. McCaw. Mr. Akerson currently serves as a member of our board of directors and as a member of the operations committee of our board, but he is not a designee of Mr. McCaw’s affiliates. Under its agreements with us, Motorola may nominate two directors to our board of directors. In addition, Motorola has agreed to support the decisions and recommendations of the operations committee and to vote its shares of common stock accordingly, subject to specified limitations.

      If Mr. McCaw and Motorola choose to act together, they could have a sufficient number of members on our board of directors and voting interest in us to exert significant influence over, among other things:

•	approval of amendments to our certificate of incorporation, mergers, sales of assets or other major corporate transactions as well as other matters submitted for stockholder vote;

•	any takeover attempt; and

•	whether particular matters are submitted for a vote of our stockholders.

      Mr. McCaw and his affiliates have and, subject to the terms of applicable agreements, may acquire an investment or other interest in entities that provide wireless telecommunications services that could potentially compete with us. Under the relevant agreements, Mr. McCaw and his controlled affiliates may not, until one year after the termination of the operations committee, participate in other two-way terrestrial-based mobile wireless communications systems in any part of North America or South America unless these opportunities have first been presented to and waived or rejected by us.

12.	Our interests may conflict with those of Motorola. Any conflict could adversely affect our growth, operating results or strategic flexibility.

      Motorola and its affiliates engage in wireless communications businesses, and may in the future engage in additional businesses, which do or may compete with some or all of the services we offer. Motorola’s right to nominate two people for election to our board of directors could give them additional leverage if any conflict of interest were to arise. In addition, Motorola is one of our significant stockholders, which creates potential conflicts of interest, particularly with regard to significant transactions.

13.	Concerns about health risks associated with wireless equipment may reduce the demand for our services.

      Portable communications devices have been alleged to pose health risks, including cancer, due to radio frequency emissions from these devices. Purported class actions and other lawsuits have been filed against numerous wireless carriers, including us, seeking not only damages but also actions which could increase our cost of doing business. While we cannot predict the outcome of this litigation and intend to vigorously defend against these claims, we cannot be sure that our business and financial condition will not be adversely affected by this litigation or public perception. The actual or perceived risk of mobile communications devices could adversely affect us through a reduction in subscribers, reduced network usage per subscriber or through reduced financing available to the mobile communications industry. Further research and studies are ongoing and we cannot be sure that these studies will not demonstrate a link between radio frequency emissions and health concerns.

14.	Our investments in joint ventures, because we are not in sole control of the enterprise, may affect our growth and operating results.

      We have entered into a contractual joint venture regarding our ownership interests in and arrangements with Nextel Partners, and may enter into other joint ventures or similar arrangements in the future. Outside the United States, Nextel International has entered into joint venture agreements with third-parties in some of their operating countries, and may do so in the future. These arrangements are subject to uncertainties, including risks that:

•	we do not have the ability to control the joint enterprises;

•	the other participants at any time may have economic, business or legal interests or goals that are inconsistent with our goals or those of the joint enterprise;

•	a participant may be unable to meet its economic or other obligations to the joint enterprise, and we may be required to fulfill some or all of those obligations or restrict the business of the affected enterprise; and

•	we also may be or become obligated to acquire all or a portion of the ownership interest of some or all of the other participants in these joint enterprises.

15.	We have foreign operations which are subject to foreign regulation and international economic forces, which presents risks to our operating and financing plans.

      We currently own interests in and operate international wireless companies through Nextel International. These international operations are subject to foreign regulation and depend upon foreign economies, which present additional risks relating to:

•	political, economic and social conditions in the foreign countries where Nextel International conducts operations;

•	currency risks and exchange controls;

•	potential inflation in the applicable foreign economies;

•	the impact of import duties on the cost or prices of infrastructure equipment and handsets;

•	foreign taxation of earnings and payments received by Nextel International from its subsidiaries and affiliates; and

•	regulatory changes affecting the telecommunications industry and wireless communications.

      We cannot be sure that the risks associated with our foreign operations will not adversely affect our operating results or prospects, particularly as these operations expand in scope, scale and significance.

16.	Our commitments to issue additional common stock may impair our ability to raise capital.

      We currently have outstanding commitments in various forms, including warrants, options and convertible securities, to issue a substantial number of new shares of our common stock. An increase in the number of shares of our common stock that will become available for sale in the public market may adversely affect the market price of our common stock and, as a result, could impair our ability to raise additional capital through the sale of our equity securities or convertible securities. Some of the shares subject to issuance commitments are or may be registered with the Securities and Exchange Commission and thus are or may become freely tradable, without regard to the volume limitations of Rule 144 under the Securities Act of 1933.

17.	We have significant intangible assets, which may not be adequate to satisfy our obligations in the event of a liquidation.

      If we default on debt or if we were liquidated, the value of our assets may not be sufficient to satisfy our obligations. We have a significant amount of intangible assets, such as licenses granted by the Federal Communications Commission. The value of these licenses will depend significantly upon the success of our digital mobile network business and the growth of the specialized mobile radio and wireless communications industries in general. We had a net tangible book value deficit of $3.95 billion as of December 31, 2000.

      B.     Risk Factors Relating to the Notes

     1.  We may be unable to pay interest or repay the notes.

a.	We are a holding company and our subsidiaries have no obligations to the holders of the notes.

      We conduct substantially all of our business through our subsidiaries. Our cash flow and, consequently, our ability to pay interest in cash and to service our debt, including the notes, are dependent upon the cash flow of our subsidiaries and the payment of funds by those subsidiaries in the form of loans, dividends or otherwise. Our subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make cash available for that purpose.

b.	Our subsidiaries have restrictions on what they can pay to us.

      We and our subsidiaries have entered into financing agreements that impose significant limits on, and are expected to continue to significantly limit, the amount of cash available to pay dividends or make loans and cash distributions to us from our subsidiaries that operate our digital mobile network. Similarly, financing arrangements and indentures entered and to be entered into by Nextel International and the entities in which Nextel International holds investments contain and are expected to impose restrictions on dividends, loans, advances and other payments to us by Nextel International and its subsidiaries. As long as these limitations are in place, money generated by these subsidiaries may not be available to us for the payment of interest on the notes or to repay the notes.

      If our financing arrangements limit our ability to pay interest on the notes when required, we will need to refinance amounts outstanding under those arrangements to make interest payments. We may not be able to refinance this debt. Our failure to pay interest on the notes when required could result in defaults under some of our debt agreements. We also may enter into financing arrangements in the future that may impose additional restrictions on dividends, loans, advances and other payments by our subsidiaries, which could represent amounts we would need to receive to meet our cash interest and debt service obligations, including those relating to the notes.

2.	The successful implementation of our strategy is necessary for us to meet our debt service requirements.

      The successful implementation of our strategy, including the continuing build-out, expansion and enhancement of our digital mobile network, obtaining and retaining a significant number of subscribers and increasing market share and achieving significant growth in revenues and earnings, is necessary for us to be able to meet our working capital, capital expenditure and debt service requirements.

3.	The liabilities of our subsidiaries and our secured debt are effectively senior to the notes.

      As of December 31, 2000, our subsidiaries had $10.38 billion of outstanding debt, including capital lease and finance obligations, and current liabilities. Assets of some of our operating subsidiaries secure some of our senior borrowings. Borrowings by Nextel International or its subsidiaries or affiliates under any bank or vendor financing agreements that may be entered into from time to time likewise may be secured by liens on assets of Nextel International or of those subsidiaries and affiliates and may be guaranteed by those entities as well.

      We and our subsidiaries may incur additional debt subject to limitations, and that additional debt may be secured. Our secured debt and debt of our subsidiaries will be effectively senior to the notes. Our subsidiaries will have no obligation to pay amounts due under the notes. These subsidiaries may use the earnings they generate, as well as their existing assets, to fulfill their own direct debt service requirements, particularly because the agreements relating to their debt may restrict their ability to pay dividends or to make loans, advances or other distributions to us or because the debt of these subsidiaries may be secured by their assets.

4.	We have a high level of indebtedness that could adversely affect our ability to repay the notes.

      At December 31, 2000, we had $14.73 billion of outstanding debt, capital lease and finance obligations, including the current portion. Furthermore, subject to restrictions in the indenture for the notes and in our other financing agreements, we, along with our subsidiaries, may incur additional indebtedness from time to time to finance further deployment of our digital mobile network, provide for working capital or capital expenditures or for other purposes. We anticipate that we and our subsidiaries will incur substantial additional indebtedness in the future in connection with the further build-out, expansion and enhancement of our digital mobile network and funding cash flow deficits, including principally additional borrowings pursuant to the terms of our bank financing agreements.

      Our high level of indebtedness could have important consequences to holders of the notes, including, but not limited to, the following:

•	limiting our ability to obtain additional financing for acquisitions, working capital, capital expenditures or other purposes;

•	limiting our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to make cash interest payments and fund required principal payments on our debt;

•	limiting our ability to borrow additional funds or to dispose of assets;

•	limiting our ability to compete with others in our industry who are not as highly leveraged; and

•	limiting our ability to react to changing market conditions, changes in our industry and economic downturns.

     5.  We will need to refinance our existing indebtedness.

      We currently have substantial debt obligations that will mature before the maturity of the notes. In addition, we have preferred stock that we are required to redeem before the maturity of the notes. We have begun payment of cash interest on some of our public notes and also must begin to pay cash interest on some other outstanding debt and cash dividends on some outstanding shares of preferred stock before the maturity of the notes. We may not be able to generate sufficient funds from operations to repay all of those obligations as they are currently scheduled to become due. Accordingly, it will be necessary to refinance some of those obligations at or before their respective maturities or mandatory redemption dates.

      In addition, if we are prohibited under any of our debt from paying dividends on our preferred stock, we will have to refinance that debt or, to the extent permitted under the terms of our debt, refinance the preferred stock before the time the dividends would need to be paid. Our ability to refinance those obligations will depend on, among other factors, our financial condition at the time of the refinancing, the restrictions contained in our remaining financing agreements and market conditions. We may not be able to refinance those obligations. If we are unable to refinance those obligations, or unable to obtain satisfactory terms, there could be an adverse effect on us, including on our ability to pay cash interest, and to make scheduled principal repayments, on our indebtedness, including the notes. This risk compounds the risks associated with our need for additional financing in order to maintain our growth.

6.	The indenture contains restrictive debt covenants that could impede us in obtaining necessary financing.

      The indenture governing the notes limits what we, and most of our subsidiaries, may do. The provisions of the indenture limit our ability to:

•	incur more debt;

•	pay dividends or make distributions of stock other than in or in respect of our preferred stock;

•	issue stock of subsidiaries;

•	make investments or payments;

•	enter into certain transactions with affiliates;

•	merge or consolidate; and

•	transfer and sell substantial assets.

      Although there are a number of important exceptions to these covenants, which are more fully described under “V. The Exchange Notes,” these limitations could limit our flexibility.

      Our existing financing agreements contain many similar limitations. Under specific circumstances, all amounts borrowed under our financing agreements, plus interest, may be declared to be due and payable, which would be an event of default under the indenture governing the notes. We may not have sufficient assets to pay indebtedness then outstanding under our other financing agreements and under the indenture governing the notes.

7.	We may be unable to repurchase the notes upon a change of control.

      If we experience a change of control, as defined in the indenture, we must offer to purchase the notes at 101% of their principal amount, plus accrued interest. A change of control may also trigger similar repurchase obligations under some of our other financing agreements and under the terms of some of our preferred stock. We might not be able to pay you the required price for notes you present to us at the time of a change of control, because we might not have enough funds at that time or the terms of our other financing agreements may prevent us from making these payments.

8.	There may not be a public market for the notes.

      There is no existing trading market for the outstanding notes. We cannot be sure that any trading market for the exchange notes will develop. If such a market were to develop, the outstanding notes and the exchange notes could trade at prices that may be lower than the initial offering price, depending on many factors, including prevailing interest and dividend rates, our operating results and the market for similar securities.

9.	If you do not exchange your outstanding notes, you may have difficulty transferring them at a later time.

      We will issue exchange notes in exchange for the outstanding notes after the exchange agent receives your outstanding notes, the letter of transmittal and all related documents before the expiration of the exchange offer. You should allow adequate time for delivery if you choose to tender your outstanding notes for exchange. Outstanding notes that are not exchanged will remain subject to restrictions on transfer and will not have any rights to registration.

      If you do participate in the exchange offer for the purpose of participating in the distribution of the exchange notes, you must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 for any resale transaction. Each broker-dealer who holds outstanding notes for its own account due to market-making or other trading activities and who receives exchange notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. If any outstanding notes are not tendered in the exchange or are tendered but not accepted, the trading market for those outstanding notes could be negatively affected due to the limited number of outstanding notes expected to remain outstanding following the completion of the exchange offer.

C.	Our Forward Looking Statements Are Subject to a Variety of Factors That Could Cause Actual
Results to Differ Materially from Current Beliefs.

      “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: A number of statements made in, or incorporated by reference into, this prospectus are not historical or current facts, but deal with potential future circumstances and developments. They can be identified by the use of forward-looking words such as “believes,” “expects,” “plans,” “may,” “will,” “would,” “could,” “should,” or “anticipates” or other comparable words, or by discussions of strategy that may involve risks and uncertainties. We caution you that these forward-looking statements are only predictions, which are subject to risks and uncertainties including financial variations, changes in the regulatory environment, industry growth and trend predictions. We have attempted to identify, in context, some of the factors that we currently believe may cause actual future experience and results to differ from our current expectations regarding the relevant matter or subject area. The operation and results of our wireless communications business also may be subject to the effect of other risks and uncertainties in addition to the relevant qualifying factors identified elsewhere in the above “Risk Factors” section and elsewhere in this prospectus, including, but not limited to:

•	general economic conditions in the geographic areas and occupational market segments that we are targeting for our digital mobile network service;

•	the availability of adequate quantities of system infrastructure and subscriber equipment and components to meet service deployment and marketing plans and customer demand;

•	the availability and cost of acquiring additional spectrum;

•	the timely development and availability of new handsets with expanded applications and features;

•	the success of efforts to improve, and satisfactorily address any issues relating to, our digital mobile network performance;

•	the continued successful performance of the technology being deployed in our various market areas and the success of the technology deployed in connection with our Nextel Wireless Web services;

•	market acceptance of our new service offerings, including our Nextel Wireless Web services and Nextel Worldwide;

•	the successful implementation of new technologies deployed in connection with any future “third generation” or “3G” services we may offer;

•	the ability to achieve market penetration and average subscriber revenue levels sufficient to provide financial viability to our digital mobile network business;

•	our ability to timely and successfully accomplish required scale-up of our billing, collection, customer care and similar back-office operations to keep pace with customer growth, increased system usage rates and growth in levels of accounts receivables being generated by the digital mobile network customer base;

•	access to sufficient debt or equity capital to meet operating and financing needs;

•	the quality and price of similar or comparable wireless communications services offered or to be offered by our competitors, including providers of cellular and personal communication services;

•	future legislation or regulatory actions relating to specialized mobile radio services, other wireless communications services or telecommunications generally; and

•	other risks and uncertainties described from time to time in our reports and, with specific reference to risk factors relating to international operations, in Nextel International’s reports, filed with the Securities and Exchange Commission, including our annual reports on Form 10-K for the year ended December 31, 2000.

III.     Use of Proceeds

      We will not receive any cash proceeds from the issuance of the exchange notes. Because we are exchanging the exchange notes for the outstanding notes, which have substantially identical terms, the issuance of the exchange notes will not result in any increase in our indebtedness.

IV.     The Exchange Offer

     A.  Purpose and Effect of the Exchange Offer

      On January 26, 2001, we sold $1.25 billion in principal amount of the outstanding notes in a private placement through Goldman, Sachs & Co., as representative of the initial purchasers, to a limited number of qualified institutional buyers, as defined under the Securities Act of 1933, and to a limited number of persons outside the United States. In connection with the sale of the outstanding notes, we and Goldman, Sachs & Co., as representative of the initial purchasers, entered into a registration rights agreement, dated January 26, 2001. Under that agreement, we must, among other things, use our best efforts to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 covering the exchange offer and to cause that registration statement to become effective under that act. Upon the effectiveness of that registration statement, we must also offer each holder of the outstanding notes the opportunity to exchange its outstanding notes for an equal principal amount of exchange notes. You are a holder with respect to the exchange offer if you are a person in whose name any outstanding notes are registered or if you have obtained a properly completed assignment of outstanding notes from a registered holder.

      We are making the exchange offer to comply with our obligations under the registration rights agreement. A copy of the registration rights agreement has been filed as an exhibit, by incorporation by reference, to the registration statement of which this prospectus is a part.

      In order to participate in the exchange offer, you must represent to us, among other things, that:

•	the exchange notes being acquired in the exchange offer are being obtained in the ordinary course of business of the person receiving the exchange notes;

•	neither you nor any other person is engaging in or intends to engage in a distribution of those exchange notes;

•	neither you nor any other person has an arrangement or understanding with any third person to participate in a distribution of the exchange notes; and

•	neither you nor any other person is an affiliate of ours. An affiliate is any person who “controls or is controlled by or is under common control with” us.

     B.  Resale of the Exchange Notes

      Based on a previous interpretation by the Staff of the Securities and Exchange Commission set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), Mary Kay Cosmetics, Inc. (available June 5, 1991), Warnaco, Inc. (available October 11, 1991), and K-III Communications Corp. (available May 14, 1993), we believe that the exchange notes issued in the exchange offer may be offered for resale, resold, and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, as long as you can properly make the representations set forth above in “— A. Purpose and Effect of the Exchange Offer.”

      If you tender in the exchange offer with the intention of participating in a distribution of the exchange notes, you cannot rely on the interpretation by the Staff of the Commission as set forth in the Morgan Stanley & Co. Incorporated no-action letter and other similar letters, and you must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with a resale transaction. If our belief regarding resale is inaccurate, anyone who transfers exchange notes in violation of the prospectus delivery provisions of the Securities Act of 1933 and without an exemption from registration under the federal securities laws may incur liability under these laws. We do not assume or indemnify you against this liability.

      The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities or blue sky laws of the particular jurisdiction. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes by that broker-dealer. In order to facilitate the disposition of exchange notes by broker-dealers participating in the exchange offer, we have agreed, subject to specific conditions, to make this prospectus, as it may be amended or supplemented from time to time, available for delivery by those broker-dealers to satisfy their prospectus delivery obligations under the Securities Act of 1933.

      We are obligated to deal with only one entity representing the broker-dealers participating in the exchange offer, which is Goldman, Sachs & Co., unless it elects not to act as the representative of the broker-dealers. Any holder that is a broker-dealer participating in the exchange offer must notify Goldman, Sachs & Co. at the telephone number listed in the enclosed letter of transmittal and must comply with the procedures for brokers-dealers participating in the exchange offer. Among other things, Goldman, Sachs & Co. is required to confirm with us on a weekly basis that the prospectus is available. In addition, broker-dealers participating in the exchange offer will be required to confirm this availability with Goldman, Sachs & Co. on a weekly basis. Under the registration rights agreement, we are not required to amend or supplement the prospectus for a period exceeding 90 days after the expiration date of the exchange offer, except in limited circumstances where we suspend use of the registration statement. We have not entered into any arrangement or understanding with any person to distribute the exchange notes to be received in the exchange offer. See “VII. Plan of Distribution.”

     C.  Terms of the Exchange Offer

      Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn before 5:00 p.m., Eastern time, on the day the exchange offer expires.

      As of the date of this prospectus, $1.25 billion in principal amount of the notes are outstanding. This prospectus, together with the enclosed letter of transmittal, is being sent to all registered holders of the outstanding notes on this date. There will be no fixed record date for determining registered holders of the outstanding notes entitled to participate in the exchange offer; however, holders of the outstanding notes must tender their certificates or cause their outstanding notes to be tendered by book-entry transfer before the expiration date of the exchange offer to participate.

      The form and terms of the exchange notes will be the same as the form and terms of the outstanding notes except that the exchange notes will be registered under the Securities Act of 1933 and therefore will not bear legends restricting their transfer. Following completion of the exchange offer, all rights under the registration rights agreement accorded to holders of outstanding notes, including the right to receive additional incremental interest on the outstanding notes, as specified in the registration rights agreement, will terminate.

      We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and applicable federal securities laws. Outstanding notes that are not tendered for exchange under the exchange offer will remain outstanding and will be entitled to the rights under the related indenture. Any outstanding notes not tendered for exchange will not retain any rights under the registration rights agreement and will remain subject to transfer restrictions. See “— M. Consequences of Failure to Exchange.”

      We will be deemed to have accepted validly tendered outstanding notes when, as and if we will have given written notice, or oral notice that is promptly confirmed in writing, of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us. If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of other events set forth in this prospectus, or for any other reason, certificates for any unaccepted outstanding notes will be returned, or, in the case of outstanding notes tendered by book-entry transfer, those unaccepted outstanding notes will be credited to an account maintained with The Depository Trust Company, without expense to the tendering holder of those outstanding notes as promptly as practicable after the expiration date of the exchange offer. See “— F. Procedures for Tendering.”

      Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the enclosed letter of transmittal, transfer taxes with respect to the exchange of notes in the exchange offer. We will pay all charges and expenses, other than applicable taxes and other fees described below, in connection with the exchange offer. See “— L. Fees and Expenses.”

     D.  Expiration Date; Extensions; Amendments

      The expiration date is 5:00 p.m., Eastern time, on June 14, 2001, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date will be the latest date and time to which the exchange offer is extended. We may, in our sole discretion, extend the expiration date of, or terminate, the exchange offer.

      To extend the exchange offer, we must notify the exchange agent by written notice, or oral notice that is promptly confirmed in writing, before 9:00 a.m., Eastern time, on the next business day after the previously scheduled expiration date and make a public announcement of the extension. Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment, or termination of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate that public announcement, other than by making a timely release to an appropriate news agency.

      We reserve the right:

•	to delay accepting any outstanding notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions listed below under “— E. Conditions” are not satisfied, by giving written notice, or oral notice that is promptly confirmed in writing, of the delay, extension, or termination to the exchange agent; or

•	to amend the terms of the exchange offer in any manner consistent with the registration rights agreement.

      Any delay in acceptances, extension, termination, or amendment will be followed as promptly as practicable by oral or written notice of the delay to the registered holders of the outstanding notes. If we amend the exchange offer in a manner that constitutes a material change, we will promptly disclose the amendment by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders of the outstanding notes, if the exchange offer would otherwise expire during this period.

      Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept, promptly after the expiration date of the exchange offer, all outstanding notes properly tendered and will issue the exchange notes promptly after acceptance of the outstanding notes. See “— E. Conditions” below. For purposes of the exchange offer, we will be deemed to have accepted properly tendered outstanding notes for exchange when, as and if we will have given written notice, or oral notice that is promptly confirmed in writing, of our acceptance to the exchange agent.

      E.     Conditions

      Without regard to other terms of the exchange offer, we will not be required to exchange any exchange notes for any outstanding notes and may terminate the exchange offer before the acceptance of any outstanding notes for exchange, if:

•	any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer;

•	the Staff of the Securities and Exchange Commission proposes, adopts or enacts any law, statute, rule or regulation or issues any interpretation of any existing law, statute, rule or regulation, which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer; or

•	any governmental approval or approval by holders of the outstanding notes has not been obtained, which approval we will, in our reasonable judgment, deem necessary for the completion of the exchange offer.

      If we determine that any of these conditions are not satisfied, we may:

•	refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, or, in the case of outstanding notes tendered by book-entry transfer, credit those outstanding notes to an account maintained with The Depository Trust Company;

•	extend the exchange offer and retain all outstanding notes tendered before the expiration of the exchange offer, subject to the rights of holders who tendered the outstanding notes to withdraw their tendered outstanding notes; or

•	subject to applicable law, waive unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes that have not been withdrawn. If the waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the outstanding notes, if the exchange offer would otherwise expire during this period.

      F.     Procedures for Tendering

      To tender in the exchange offer, you must complete, sign and date an original or facsimile letter of transmittal, have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal to the exchange agent for receipt before the expiration date of the exchange offer. In addition:

•	certificates for the outstanding notes must be received by the exchange agent, along with the letter of transmittal;

•	a timely confirmation of transfer by book-entry of those outstanding notes, if the book-entry procedure is available, into the exchange agent’s account at The Depository Trust Company, as set forth in the procedure for book-entry transfer described below, must be received by the exchange agent before the expiration date of the exchange offer; or

•	you must comply with the guaranteed delivery procedures described below.

      To be tendered effectively, the exchange agent must receive the letter of transmittal and other required documents at the address listed below under “— K. Exchange Agent” before the expiration of the exchange offer.

      If you tender your outstanding notes and do not withdraw them before the expiration date of the exchange offer, you will be deemed to have an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

      The method of delivery of outstanding notes, the letter of transmittal and all other required documents to the exchange agent is at your risk. Instead of delivery by mail, it is recommended that you use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date of the exchange offer. No letter of transmittal or outstanding notes should be sent to us. You may request your brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for you.

      Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender its outstanding notes should contact the registered holder promptly and instruct that registered holder to tender the outstanding notes on the beneficial owner’s behalf. If the beneficial owner wishes to tender its outstanding notes on the owner’s own behalf, that owner must, before completing and executing the letter of transmittal and delivering its outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in that owner’s name or obtain a properly completed assignment from the registered holder. The transfer of registered ownership of outstanding notes may take considerable time.

      Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless the related outstanding notes are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

Each of the following is deemed an eligible institution:

•	a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

•	a commercial bank;

•	a trust company having an office or correspondent in the United States; or

•	an eligible guarantor institution as provided by Rule 17Ad-15 of the Securities Exchange Act of 1934.

      If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as his, her or its name appears on the outstanding notes.

      If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any outstanding notes or bond power, those persons should so indicate when signing, and evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal, unless we waive that requirement.

      We will determine all questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered outstanding notes, and withdrawal of tendered outstanding notes, in our sole discretion. All of these determinations by us will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we determine. Although we intend to notify holders of outstanding notes of defects or irregularities with respect to tenders of outstanding notes, neither we, nor the exchange agent, or any other person will incur any liability for failure to give this notification. Tenders of outstanding notes will not be deemed to have been made until defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders of outstanding notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

      In addition, we reserve the right, in our sole discretion, to purchase or make offers for any outstanding notes that remain outstanding after the expiration date of the exchange offer or, as set forth above under “— E. Conditions,” to terminate the exchange offer and, to the extent permitted by applicable law and the terms of our agreements relating to our outstanding indebtedness, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. The terms of any purchases or offers could differ from the terms of the exchange offer.

      If the holder of outstanding notes is a broker-dealer participating in the exchange offer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, that broker-dealer will be required to acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of the exchange notes and otherwise agree to comply with the procedures described above under “— B. Resale of the Exchange Notes”; however, by so acknowledging and delivering a prospectus, that broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933.

      In all cases, issuance of the exchange notes for outstanding notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for those outstanding notes or a timely confirmation of book-entry transfer of the outstanding notes into the exchange agent’s account at The Depository Trust Company, a properly completed and duly executed letter of transmittal, and all other required documents; provided, however, that we reserve the right to waive any defects or irregularities in the tender of outstanding notes or in the satisfaction of conditions of the exchange offer by holders of the outstanding notes. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer, if the holder withdraws previously tendered outstanding notes, or if outstanding notes are submitted for a greater principal amount of outstanding notes than the holder desires to exchange, then the unaccepted, withdrawn or portion of non-exchanged outstanding notes, as appropriate, will be returned as promptly as practicable after the expiration or termination of the exchange offer, or, in the case of outstanding notes tendered by book-entry transfer, those unaccepted, withdrawn or portion of non-exchanged outstanding notes, as appropriate, will be credited to an account maintained with The Depository Trust Company, without expense to the tendering holder of those notes.

      G.     Book-Entry Transfer

      The exchange agent will make a request to establish an account with respect to the outstanding notes at The Depository Trust Company for the purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in The Depository Trust Company’s systems may make book-entry delivery of outstanding notes by causing The Depository Trust Company to transfer the outstanding notes into the exchange agent’s account at The Depository Trust Company in accordance with The Depository Trust Company’s procedures for transfer. However, although delivery of outstanding notes may be effected through book-entry transfer at The Depository Trust Company, the letter of transmittal or a manually signed facsimile of the letter of transmittal, with any required signature guarantees or an agent’s message, in the case of a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth below under “— K. Exchange Agent” on or before the expiration date of the exchange offer, unless the holder complies with the guaranteed delivery procedures described below.

      H.     Guaranteed Delivery Procedures

      Holders who wish to tender their outstanding notes and who cannot timely deliver their outstanding notes, the letter of transmittal, or any other required documents to the exchange agent before the expiration date, may effect a tender if:

•	the tender is made through an eligible institution;

•	before the expiration date of the exchange offer, the exchange agent receives from that eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile, mail or hand delivery, listing the name and address of the holder, the certificate number(s) of the outstanding notes and the principal amount of outstanding notes tendered and stating that the tender is being made by that notice and guaranteeing that, within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the letter of transmittal, together with the certificate(s) representing the outstanding notes in proper form for transfer, or a confirmation of book-entry transfer, as the case may be, and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

•	the exchange agent receives the properly completed and executed letter of transmittal, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer and other documents required by the letter of transmittal within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

      I.     Withdrawal of Tenders

      Except as otherwise provided, tenders of outstanding notes may be withdrawn at any time before 5:00 p.m., Eastern time, on the expiration date of the exchange offer. To withdraw a tender of outstanding notes in the exchange offer, a written or facsimile notice of withdrawal must be received by the exchange agent at its address listed below before that time. This notice of withdrawal must:

•	specify the name of the person having deposited the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered or be accompanied by documents of transfer sufficient to have the exchange agent register the transfer of the outstanding notes in the name of the person withdrawing the tender; and

•	specify the name in which any outstanding notes are to be registered, if different from that of the person who deposited the outstanding notes to be withdrawn.

      We will determine all questions as to the validity, form, and eligibility of the notices, which determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued with respect to those outstanding notes unless the outstanding notes so withdrawn are validly re-tendered.

      Any outstanding notes that have been tendered but that are withdrawn or not accepted for payment will be returned to the holder of those outstanding notes, or in the case of outstanding notes tendered by book-entry transfer, will be credited to an account maintained with The Depository Trust Company, without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be re-tendered by following one of the procedures described above under “— F. Procedures for Tendering” at any time before the expiration date of the exchange offer.

      J.     Termination of Registration Rights

      All rights given to holders of outstanding notes under the registration rights agreement will terminate upon the completion of the exchange offer, except with respect to our duty:

•	to keep the registration statement effective until the closing of the exchange offer and for a period not to exceed 90 days after the expiration date of the exchange offer; and

•	to provide copies of the latest version of this prospectus to any broker-dealer that requests copies of this prospectus for use in connection with any resale by that broker-dealer of exchange notes received for its own account pursuant to the exchange offer in exchange for outstanding notes acquired for its own account as a result of market-making or other trading activities, subject to the conditions described above under “— B. Resale of the Exchange Notes.”

      K.     Exchange Agent

      BNY Midwest Trust Company has been appointed exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal, and requests for copies of the notice of guaranteed delivery with respect to the outstanding notes, should be addressed to the exchange agent as follows:

By Hand:	By Overnight Courier or Registered or Certified Mail:
The Bank of New York 101 Barclay Street New York, New York 102286 Ground level Corporate Trust Services Window Attn: Reorganization Unit — 7E	The Bank of New York 101 Barclay Street New York, New York 102286 Attn: Reorganization Unit — 7E

      By facsimile (for eligible institutions only): (212) 815-6339

      By telephone (to confirm receipt of facsimile): (212) 815-5920

      L.     Fees and Expenses

      We will pay the expenses of soliciting tenders in connection with the exchange offer. The principal solicitation is being made by mail; however, additional solicitation may be made by facsimile, telephone, or in person by some of our officers and regular employees and those of our affiliates.

      We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with the exchange offer.

      We estimate that our cash expenses in connection with the exchange offer will be about $200,000. These expenses include registration fees, fees and expenses of the exchange agent, accounting and legal fees, and printing costs, among others.

      We will pay all transfer taxes, if any, applicable to the exchange of the outstanding notes for exchange notes. The tendering holder of outstanding notes, however, will pay applicable taxes if certificates representing outstanding notes not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered, or

•	if tendered, the certificates representing outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	if a transfer tax is imposed for any reason other than the exchange of the outstanding notes in the exchange offer.

      If satisfactory evidence of payment of the transfer taxes or exemption from payment of transfer taxes is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder and the exchange notes need not be delivered until the transfer taxes are paid.

      M.     Consequences of Failure to Exchange

      Participation in the exchange offer is voluntary. Holders of the outstanding notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

      Outstanding notes that are not exchanged for the exchange notes in the exchange offer will not retain any rights under the registration rights agreement and will remain restricted securities for purposes of the federal securities laws. Accordingly, the outstanding notes may not be offered, sold, pledged, or otherwise transferred except:

•	to a “qualified institutional buyer,” within the meaning of Rule 144A under the Securities Act of 1933, purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

•	in an offshore transaction complying with Rule 903 or 904 of Regulation S under the Securities Act of 1933;

•	under an exemption from registration under the Securities Act of 1933 provided by Rule 144 under that act, if available;

•	to an “institutional accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D in a transaction exempt from the registration requirements of the Securities Act of 1933; or

•	under an effective registration statement under the Securities Act of 1933, and in each case, in accordance with all other applicable securities laws.

      N.     Accounting Treatment

      For accounting purposes, we will recognize no gain or loss as a result of the exchange offer. The exchange notes will be recorded at the same carrying value as the outstanding notes, as reflected in our accounting records on the date of the exchange. The expenses of the exchange offer will be amortized over the remaining term of the exchange notes.

V.     The Exchange Notes

      The outstanding notes were, and the exchange notes will be, issued under the indenture, dated as of January 26, 2001, between Nextel, as issuer, and BNY Midwest Trust Company, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The summary below of the indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act and to all of the provisions of the indenture, including the definitions of terms used in the indenture and those terms made a part of the indenture by reference to the Trust Indenture Act.

     A.  Glossary of Defined Terms

      A glossary of some of the defined terms used in the indenture is included below. Reference is made to the terms of the notes and indenture for the full definitions of all terms, including those below, as well as any capitalized terms used in this prospectus for which no definition is provided.

      Whenever the notes or the indenture requires that a particular ratio or amount be calculated with respect to a specified period after giving effect to certain transactions or events on a pro forma basis, the calculation will be made as if the transactions or events occurred on the first day of the period, unless otherwise specified. All accounting terms not otherwise defined in the notes or the indenture have the meanings ascribed to them in accordance with generally accepted accounting principles. Except as otherwise expressly provided in the notes or the indenture, the term “generally accepted accounting principles,” with respect to any computation required or permitted by the notes or the indenture, means those accounting principles generally accepted in the United States at the date of the computation.

      “Acquired Debt” means Debt of a Person existing at the time the Person becomes a Restricted Subsidiary or assumed by Nextel or a Restricted Subsidiary in connection with the acquisition of assets from the Person.

      “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Person. “Affiliate” will be deemed to include, but only for purposes of the “Transactions with Affiliates” covenant and without limiting the application of the preceding sentence for the purpose of that or any other section, any Person owning, directly or indirectly:

      (1)  10% or more of Nextel’s outstanding common stock, or

      (2)  securities having 10% or more of the total voting power of Nextel’s Voting Stock.

      For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. No individual will be deemed to be controlled by or under common control with any specified Person solely by virtue of his or her status as an employee or officer of that specified Person or of any other Person controlled by or under common control with that specified Person.

      “Annualized Operating Cash Flow” means, for any fiscal quarter, the Operating Cash Flow for the fiscal quarter multiplied by four.

      “Average Life” means, at any date of determination with respect to any Debt, the quotient obtained by dividing:

      (1)  the sum of the products of:

(a)	the number of years from the date of determination to the dates of each successive scheduled principal payment of the Debt, and

(b)	the amount of the principal payment,

by:

      (2)  the sum of all the principal payments.

      “Beneficial Owner” means a beneficial owner as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, or any successor rules, including the provision of those rules that a Person will be deemed to have beneficial ownership of all securities that Person has a right to acquire within 60 days, provided that a Person shall not be deemed a beneficial owner of, or to own beneficially, any securities if the beneficial ownership:

(1)	arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made under, and in accordance with, the Securities Exchange Act of 1934 and the applicable rules and regulations under that act, and

(2)	is not also then reportable on Schedule 13D or any successor schedule under the Securities Exchange Act of 1934.

      “Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary of Nextel to have been duly adopted by the board of directors, unless the context specifically requires that the resolution be adopted by a majority of the Disinterested Directors, in which case by a majority of those directors, and to be in full force and effect on the date of the certification and delivered to the Trustee.

      “Capital Lease Obligations” of any Person means the obligations to pay rent or other amounts under lease of, or other Debt arrangements conveying the right to use, real or personal property of that Person which are required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of that Person determined in accordance with generally accepted accounting principles and the amount of those obligations will be the capitalized amount of the obligations in accordance with generally accepted accounting principles and the stated maturity of the obligations will be the date of the last payment of rent or any other amount due under the lease before the first date upon which that lease may be terminated by the lessee without payment of a penalty.

      “Capital Stock” of any Person means any and all shares, interests, participations or other equivalents, however designated, of stock of, or other ownership interests in, that Person.

      “Change of Control” means the occurrence of any of the following events:

(1)	any person, as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 and the regulations under that act, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock or Total Common Equity of Nextel; provided that no Change of Control will be deemed to occur under this clause (1):

(a)	if the person is a corporation with outstanding debt securities having a maturity at original issuance of at least one year and if those debt securities are rated Investment Grade by S&P or Moody’s for a period of at least 90 consecutive days, beginning on the date of the event, which period will be extended up to 90 additional days for as long as the rating of those debt securities is under publicly announced consideration for possible downgrading by the applicable rating agency, or

(b)	if the person is a corporation:

•	that is not, and does not have any outstanding debt securities that are, rated by Moody’s or any other rating agency of national standing at any time during a period of 90 consecutive days beginning on the date of the event, which period will be extended up to an additional 90 days for as long as any applicable rating agency has publicly announced that the corporation or its debt will be rated, unless after that date, but during that period debt securities of the corporation having a maturity at original issuance of at least one year are rated Investment Grade by S&P or Moody’s and remain so rated for the remainder of the period referred to in clause (a) above, and

•	that, when determined as of the Trading Day immediately before and the Trading Day immediately after the date of that event, has Total Common Equity of at least $10.0 billion, provided that, solely for the purpose of calculating Total Common Equity as of the later Trading Day, the average Closing Price of the common stock of the person will be deemed to equal the Closing Price of the common stock on the later Trading Day, subject to the last sentence of the definition of “Total Common Equity”; or

(2)	Nextel consolidates with, or merges with or into, another Person or sells or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, Nextel, in any event pursuant to a transaction in which the outstanding Voting Stock of Nextel is converted into or exchanged for cash, securities or other property, other than any transaction where:

(a)	the outstanding Voting Stock of Nextel is converted into or exchanged for:

•	Voting Stock, other than Redeemable Stock, of the surviving or transferee Person, or

•	cash, securities and other property in an amount that could be paid by Nextel as a Restricted Payment under the indenture, and

(b)	immediately after the transaction no person is the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock or Total Common Equity of the surviving or transferee Person;

provided that no Change of Control will be deemed to occur under this clause (2),

•	if the surviving or transferee Person or the person referred to in clause (2)(b) is a corporation with outstanding debt securities having a maturity at original issuance of at least one year and if those debt securities are rated Investment Grade by S&P or Moody’s for a period of at least 90 consecutive days, beginning on the date of the event, which period will be extended up to 90 additional days for as long as the rating of the debt securities is under publicly announced consideration for possible downgrading by the applicable rating agency, or

•	if the surviving or transferee Person or other person is a corporation:

•	that is not, and does not have any outstanding debt securities that are, rated by S&P, Moody’s or any other rating agency of national standing at any time during a period of 90 consecutive days beginning on the date of that event, which period will be extended up to an additional 90 days for as long as any applicable rating agency has publicly announced that the corporation or its debt will be rated, unless after that date, but during the period debt securities of the corporation having a maturity at original issuance of at least one year are rated Investment Grade by S&P or Moody’s and remain so rated for the remainder of the period referred to in the clause above, and

•	that, when determined as of the Trading Day immediately before and the Trading Day immediately after the date of the event, has Total Common Equity of at least $10.0 billion, provided that, solely for the purpose of calculating Total Common Equity as of the later Trading Day, the average Closing Price of the common stock of that Person will be deemed to equal the Closing Price of the common stock on the later Trading Day, subject to the last sentence of the definition of “Total Common Equity”; or

(3)	during any consecutive two-year period, individuals who at the beginning of that period constituted the board of directors, together with any directors who are members of the board of directors on January 26, 2001 and any new directors whose election by that board of directors or whose nomination for election by the stockholders of Nextel was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors then in office.

Any event that would constitute a Change of Control under clause (1) or (2) above:

•	but for the proviso to those clauses will not be deemed to be a Change of Control until the time, if any, as the conditions described in that proviso cease to have been met, and

•	if and to the extent resulting from any restructuring transaction or any sale or assignment of all or substantially all of the assets and liabilities of Nextel to, or merger or consolidation of Nextel with, any Person (any such transaction, a “Restructuring Transaction”), effected at substantially the same time as and in connection with any of the Permitted Transactions described in clause (1) of the definition of the term “Permitted Transactions” will not constitute a Change of Control so long as the Persons who, immediately before the closing of the Restructuring Transaction and the particular Permitted Transaction being consummated at substantially the same time and in connection with the Restructuring Transaction (the “Restructuring Closing”) were the Beneficial Owners, directly or indirectly, of more than 50% of the total Voting Stock and more than 50% of the Total Common Equity of Nextel would remain, immediately after the Restructuring Closing

(and after taking into account all issuances of securities in the Restructuring Transaction and related Permitted Transaction), the Beneficial Owners, directly or indirectly, of more than 50% of the total Voting Stock and more than 50% of the Total Common Equity of Nextel or the surviving or transferee Person, as the case may be. Immediately after any transaction or combination of transactions described in this bulleted point, no Person may be the ultimate Beneficial Owner of more than 50% of the total Voting Stock or more than 50% of the Total Common Equity of Nextel, or the surviving or transferee Person, as the case may be, unless the Person was the Beneficial Owner of more than 50% of the total Voting Stock and more than 50% of the Total Common Equity of Nextel immediately before the transaction or combination of transactions.

      “Closing Price” on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no reported sale takes place on the day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if no shares of Capital Stock are listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq Stock Market or, if no shares of Capital Stock are listed or admitted to trading on any national securities exchange or quoted on the Nasdaq Stock Market, but the issuer is a Foreign Issuer, as defined in Rule 3b-4(b) under the Securities Exchange Act of 1934, and the principal securities exchange on which the shares are listed or admitted to trading is a Designated Offshore Securities Market, as defined in Rule 902(a) under the Securities Act of 1933, the average of the reported closing bid and asked prices regular way on the principal exchange, or, if no shares are listed or admitted to trading on any national securities exchange or quoted on the Nasdaq Stock Market and the issuer and principal securities exchange do not meet the other requirements stated above, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm of national standing that may be selected by Nextel for that purpose.

      “Code” means the Internal Revenue Code and the rules and regulations under the Internal Revenue Code.

      “Common Stock” of any Person means Capital Stock of the Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of that Person, to shares of Capital Stock of any other class of that Person.

      “Consolidated Adjusted Net Income” and “Consolidated Adjusted Net Loss” mean, for any period, the net income or net loss, as the case may be, of Nextel and its Restricted Subsidiaries for the period, all as determined on a Consolidated basis in accordance with generally accepted accounting principles, adjusted, to the extent included in calculating the net income or net loss, as the case may be, by excluding without duplication:

(1)	any after-tax gain or loss attributable to the sale, conversion or other disposition of assets other than in the ordinary course of business,

(2)	any after-tax gains resulting from the write-up of assets and any loss resulting from the write-down of assets,

(3)	any after-tax gain or loss on the repurchase or redemption of any securities, including in connection with the early retirement or defeasance of any Debt,

      (4)  any foreign exchange gain or loss,

(5)	all payments in respect of dividends on shares of Preferred Capital Stock of Nextel,

(6)	any other extraordinary, non-recurring or unusual items incurred by Nextel or any of its Restricted Subsidiaries,

(7)	the net income or loss of any Person acquired by Nextel or any Restricted Subsidiary in a pooling-of-interests transaction for any period before the date of that transaction, and

(8)	all income or losses of Unrestricted Subsidiaries and Persons, other than Subsidiaries, accounted for by Nextel using the equity method of accounting except, in the case of any income, to the extent of dividends, interest or other cash distributions received directly or indirectly from any Unrestricted Subsidiary or Person.

      “Consolidated Adjusted Net Income (Loss)” means, for any period, Nextel’s Consolidated Adjusted Net Income or Consolidated Adjusted Net Loss for the period, as applicable.

      “Consolidated Debt to Annualized Operating Cash Flow Ratio” means, as at any date of determination, the ratio of:

(1)	the aggregate amount of Debt of Nextel and the Restricted Subsidiaries on a Consolidated basis outstanding as at the date of determination, to

(2)	the Annualized Operating Cash Flow of Nextel for the most recently completed fiscal quarter of Nextel.

      “Consolidated Interest Expense” of any Person means, for any period, the aggregate interest expense and fees and other financing costs in respect of Debt, including amortization of original issue discount and non-cash interest payments and accruals, the interest component in respect of Capital Lease Obligations and any deferred payment obligations of the Person and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with generally accepted accounting principles and all commissions, discounts, other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs, including amortizations of discounts, associated with interest rate swap and similar agreements and with foreign currency hedge, exchange and similar agreements and the amount of dividends paid in respect of Redeemable Stock, unless the dividends are paid in Capital Stock that is not Redeemable Stock.

      “Consolidated Net Income” and “Consolidated Net Loss” mean, for any period, the net income or net loss, as the case may be, of Nextel and its Restricted Subsidiaries for that period, all as determined on a Consolidated basis in accordance with generally accepted accounting principles, adjusted, to the extent included in calculating that net income or net loss, as the case may be, by excluding without duplication:

(1)	any after-tax gain or loss attributable to the sale, conversion or other disposition of assets other than in the ordinary course of business,

(2)	any after-tax gains resulting from the write-up of assets and any loss resulting from the write-down of assets,

(3)	any after-tax gain or loss on the repurchase or redemption of any securities, including in connection with the early retirement or defeasance of any Debt,

      (4)  any foreign exchange gain or loss,

(5)	all payments in respect of dividends on shares of Preferred Capital Stock of Nextel,

(6)	any other extraordinary, non-recurring or unusual items incurred by Nextel or any of its Restricted Subsidiaries,

(7)	the net income or net loss of any Person acquired by Nextel or any Restricted Subsidiary in a pooling-of-interests transaction for any period prior to the date of the transaction,

(8)	all income or losses of Unrestricted Subsidiaries and Persons, other than Subsidiaries, accounted for by Nextel using the equity method of accounting except, in the case of any income, to the extent of dividends, interest or other cash distributions received directly or indirectly from any Unrestricted Subsidiary or Person, and

(9)	the net income, but not net loss, of any Restricted Subsidiary which is subject to restrictions which prevent the payment of dividends or the making of distributions to Nextel, but only to the extent of the restrictions.

      “Consolidated Net Income (Loss)” means, for any period, Nextel’s Consolidated Net Income or Consolidated Net Loss for the period, as applicable.

      “Consolidated Net Worth” of any Person means the consolidated stockholders’ equity of the Person, determined on a Consolidated basis in accordance with generally accepted accounting principles, less amounts attributable to Redeemable Stock of the Person. With respect to Nextel, no effect will be given to adjustments following January 26, 2001 to the accounting books and records of Nextel in accordance with Accounting Principles Board Opinions Nos. 16 and 17, or successor opinions, or otherwise resulting from the acquisition of control of Nextel by another Person.

      “Consolidation” means the consolidation of the accounts of each of the Restricted Subsidiaries with those of Nextel, if and to the extent that the accounts of each Restricted Subsidiary would normally be consolidated with those of Nextel in accordance with generally accepted accounting principles; provided, however, that “Consolidation” does not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of Nextel or any Restricted Subsidiary in any Unrestricted Subsidiary will be accounted for as an investment. The term “Consolidated” has a correlative meaning.

      “Credit Facility” means any credit facility, whether a term or revolving loan, of the type customarily entered into with banks, between Nextel and/or any of its Restricted Subsidiaries, on the one hand, and any banks or other lenders, on the other hand, including any renewals, refundings, extensions or replacements of any such credit facility, which credit facility is designated by Nextel as a “Credit Facility” for purposes of the indenture, and will include all those credit facilities in existence on January 26, 2001 whether or not so designated, to the extent that the aggregate principal balance of Debt that is Incurred and outstanding under all Credit Facilities at any time does not exceed $3.0 billion.

      “Debt” means, without duplication, with respect to any Person, whether recourse is to all or a portion of the assets of that Person and whether or not contingent,

(1)	every obligation of that Person for money borrowed,

(2)	every obligation of that Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses,

(3)	every reimbursement obligation of that Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of that Person,

(4)	every obligation of that Person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith,

(5)	every Capital Lease Obligation of that Person,

(6)	the maximum fixed redemption or repurchase price of Redeemable Stock of that Person at the time of determination, plus accrued but unpaid dividends,

(7)	every obligation of that Person under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements of that Person, and

(8)	every obligation of the type referred to above of another Person and all dividends of another Person the payment of which, in either case, that Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise. The amount of Debt of any Person issued with original issue discount is the face amount of that Debt less the unamortized portion of the original issue discount of that Debt at the time of its issuance as determined in conformity with generally accepted accounting principles, and money borrowed at the time of the Incurrence of any Debt in order to pre-fund the payment of interest on the Debt will be deemed not to be Debt.

      “Default” means an event that is, or after notice or passage of time, or both, would be, an Event of Default.

      “Digital Mobile” means a radio communications system that employs digital technology with a multi-site configuration that will permit frequency reuse as described in the offering circular, dated January 19, 2001, relating to the original issuance of the outstanding notes.

      “Digital Mobile-SMR Operating Cash Flow” means, for any fiscal quarter:

(1)	the net income or loss, as the case may be, of Nextel and its Restricted Subsidiaries from its Digital Mobile and Specialized Mobile Radio businesses and related activities and services for that fiscal quarter, plus

(2)	depreciation and amortization charged with respect to its Digital Mobile and Specialized Mobile Radio businesses and related activities and services for that fiscal quarter, all as determined on a Consolidated basis in accordance with generally accepted accounting principles, adjusted, to the extent included in calculating net income or loss, by excluding:

(a)	any after-tax gain or loss attributable to the sale, conversion or other disposition of assets other than in the ordinary course of business,

(b)	any gains resulting from the write-up of assets and any loss resulting from the write-down of assets,

(c)	any gain or loss on the repurchase or redemption of any securities, including in connection with the early retirement or defeasance of any Debt,

(d)	any foreign exchange gain or loss,

(e)	any other extraordinary, non-recurring or unusual items, and

(f)	all income or losses of Persons, other than Subsidiaries, accounted for by Nextel using the equity method of accounting, except to the extent of dividends, interest or other cash distributions received directly or indirectly from any such Person, plus

(3)	all amounts deducted in calculating net income or loss for that fiscal quarter in respect of interest expense and other financing costs and all income taxes, whether or not deferred, applicable to that fiscal quarter, all as determined on a Consolidated basis in accordance with generally accepted accounting principles.

      “Directed Investment” by Nextel or any of its Restricted Subsidiaries means any Investment for which the cash or property used for that Investment is received by Nextel from the issuance and sale, other than to a Restricted Subsidiary, on or after June 1, 1997 of shares of its Capital Stock, other than Redeemable Stock, or any options, warrants or other rights to purchase the Capital Stock, other than Redeemable Stock, designated by the board of directors as a “Directed Investment” to be used for one or more specified investments in the telecommunications business, including related activities and services, and is so designated and used at any time within 365 days after the receipt thereof. The aggregate amount of any Directed Investments may not at any time exceed fifty percent (50%) of the aggregate amount of the cash or property received by Nextel on or after June 1, 1997 from any issuance and sale or capital contribution. Any proceeds from any issuance or sale may not be used for an Investment if the proceeds were, before being designated for use as a Directed Investment:

(1)	used to make a Restricted Payment, or

(2)	used as the basis for the Incurrence of Debt under clause (1) of the “Limitation on Consolidated Debt” covenant unless and until the amount of any Debt:

(a)	is treated as newly issued Debt and could be Incurred in accordance with the “Limitation on Consolidated Debt” covenant, other than under clause (1) of that covenant, or

(b)	has been repaid or refinanced with the proceeds of Debt Incurred in accordance with the “Limitation on Consolidated Debt” covenant, other than under clause (1) of that covenant, or

(c)	has otherwise been repaid and, in the circumstances described in clauses (a) and (b), Nextel delivers to the Trustee a certificate confirming that the requirements of these clauses have been met.

      “Disinterested Director” means, with respect to any proposed transaction between Nextel and an Affiliate of Nextel, a member of the board of directors who is not an officer or employee of Nextel, would not be a party to, or have a financial interest in, the transaction and is not an officer, director or employee of, and does not have a financial interest in, that Affiliate. For purposes of this definition, no person would be deemed not to be a Disinterested Director solely because that person holds Capital Stock of Nextel.

      “Existing Senior Notes” means Nextel’s outstanding 10.65% Senior Redeemable Discount Notes due 2007, 9.75% Senior Serial Redeemable Discount Notes due 2007, 9.95% Senior Serial Redeemable Discount Notes due 2008, 12% Senior Serial Redeemable Notes due 2008, 4.75% Convertible Senior Notes due 2007, 9.375% Senior Serial Redeemable Notes due 2009 and 5.25% Convertible Senior Notes due 2010.

      “Fair Market Value” means, for purposes of clause (1) of the “Limitation on Consolidated Debt” covenant, the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the board of directors, whose determination will be conclusive if evidenced by a Board Resolution; provided that:

(1)	the Fair Market Value of any security registered under the Securities Exchange Act of 1934 will be the average of the closing prices, regular way, of that security for the 20 consecutive trading days immediately preceding the sale of Capital Stock, and

(2)	in the event the aggregate Fair Market Value of any other property received by Nextel exceeds $10 million, the Fair Market Value of the property will be:

(a)	so long as a Fair Market Value determination of the property is required to be made pursuant to the Certificate of Designation for the Series D Preferred Stock or pursuant to the terms of the Series D Debenture Indenture, or pursuant to the Certificate of Designation for the Series E Preferred Stock or pursuant to the terms of the Series E Debenture Indenture, the Fair Market Value as so determined, which will be set forth in an officer’s certificate delivered to the Trustee, and

(b)	otherwise, the Fair Market Value will be determined in good faith by the board of directors, including a majority of the Disinterested Directors who are then members of the board of directors, which determination will be conclusive if evidenced by a Board Resolution.

      “February Indenture” means the indenture, dated February 11, 1998, between Nextel, as issuer, and Harris Trust and Savings Bank, as trustee, relating to the February Notes.

      “February Notes” means Nextel’s 9.95% Senior Serial Redeemable Discount Notes due 2008.

      “Guarantee” by any Person means any obligation, contingent or otherwise, of that Person guaranteeing any Debt of any other Person, the “primary obligor”, in any manner, whether directly or indirectly, and including any obligation of that Person:

(1)	to purchase or pay, or advance or supply funds for the purchase or payment of, that Debt or to purchase, or to advance or supply funds for the purchase of, any security for the payment of that Debt,

(2)	to purchase property, securities or services for the purpose of assuring the holder of that Debt of the payment of that Debt, or

(3)	to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay that Debt.

“Guaranteed”, “Guaranteeing” and “Guarantor” have meanings correlative to the foregoing. The Guarantee by any Person will not include endorsements by that Person for collection or deposit, in either case, in the ordinary course of business.

      “Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur, by conversion, exchange or otherwise, assume, pursuant to a merger, consolidation, acquisition or other transaction, Guarantee or otherwise become liable in respect of that Debt or other obligation or the recording, as required under generally accepted accounting principles or otherwise, of any Debt or other obligation on the balance sheet of that Person. “Incurrence” and “Incurred” have meanings correlative to the foregoing. A change in generally accepted accounting principles that results in an obligation of the Person that exists at that time becoming Debt will not be deemed an Incurrence of that Debt; provided further, however, that the accretion of original issue discount on Debt will not be deemed to be an Incurrence of Debt. Debt otherwise Incurred by a Person before it becomes a Restricted Subsidiary of Nextel will be deemed to have been Incurred at the time it becomes a Restricted Subsidiary.

      “Investment” by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution to, by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person or the designation of a Subsidiary as an Unrestricted Subsidiary. A transaction will not be an Investment to the extent it involves:

(1)	the issuance or sale by Nextel of its Capital Stock, other than Redeemable Stock, including options, warrants or other rights to acquire Capital Stock, other than Redeemable Stock, or

(2)	a transfer, assignment or contribution by Nextel of shares of Capital Stock, or any options, warrants or rights to acquire Capital Stock, or all or substantially all of the assets of, any Unrestricted Subsidiary of Nextel to another Unrestricted Subsidiary of Nextel.

      “Investment Grade” means a rating of at least BBB-, in the case of S&P, or Baa3, in the case of Moody’s.

      “Licenses” means SMR licenses granted by the Federal Communications Commission that entitle the holder to use the radio channels covered by the licenses, subject to compliance with Federal Communications Commission rules and regulations, in connection with its SMR business.

      “Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to the property or assets, including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing.

      “Marketable Securities” means:

(1)	securities either issued directly or fully guaranteed or insured by the government of the United States or any agency or instrumentality of the United States having maturities of not more than six months,

(2)	time deposits and certificates of deposit, having maturities of not more than six months from the date of deposit, of any domestic commercial bank having capital and surplus in excess of $500 million and having outstanding long-term debt rated A or better, or the equivalent of that rating, by S&P or Aaa or better, or the equivalent of that rating, by Moody’s, and

(3)	commercial paper rated A-1 or the equivalent by S&P or P-1 or the equivalent of that rating by Moody’s, and in each case maturing within six months.

      “Moody’s” means Moody’s Investors Service, Inc. or, if Moody’s Investors Service, Inc. ceases rating debt securities having a maturity at original issuance of at least one year and that ratings business has been transferred to a successor Person, the successor Person. If Moody’s Investors Service, Inc. ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto has not been transferred to any successor Person, then “Moody’s” means any other nationally recognized rating agency, other than S&P, that rates debt securities having a maturity at original issuance of at least one year and that has been designated by Nextel by a written notice given to the Trustee.

      “November 1998 Indenture” means the indenture dated November 4, 1998, between Nextel, as issuer, and Harris Trust and Savings Bank, as trustee, relating to the November 1998 Notes.

      “November 1998 Notes” means Nextel’s 12% Senior Serial Redeemable Notes due 2008.

      “November 1999 Indenture” means the indenture dated November 12, 1999, between Nextel, as issuer, and Harris Trust and Savings Bank, as trustee, relating to the November 1999 Notes.

      “November 1999 Notes” means Nextel’s 9.375% Senior Serial Redeemable Notes due 2009.

      “October Indenture” means the indenture dated October 22, 1997, between Nextel, as issuer, and Harris Trust and Savings Bank, as trustee, relating to the October Notes.

      “October Notes” means Nextel’s 9.75% Senior Serial Redeemable Discount Notes due 2007.

      “Offer to Purchase” means a written offer sent by Nextel by first class mail, postage prepaid, to each holder at his address appearing in the security register maintained by the Trustee on the date of the offer offering to purchase the notes at the purchase price specified in the offer, as determined under the indenture. Unless otherwise required by applicable law, the offer will specify an expiration date of the Offer to Purchase that will be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of the offer and a settlement date for purchase of notes within five business days after the expiration date. Nextel will notify the Trustee at least 15 days, or a shorter period as is acceptable to the Trustee, before the mailing of the offer of Nextel’s obligation to make an Offer to Purchase, and the offer will be mailed by Nextel or, at Nextel’s request, by the Trustee, in the name and at the expense of Nextel. The offer will contain information concerning the business of Nextel and its Subsidiaries which, at a minimum, will include:

(1)	the most recent annual and quarterly financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents required to be filed with the Trustee under the indenture, which requirements may be satisfied by delivery of the documents together with the offer,

(2)	a description of material developments in Nextel’s business after the date of the latest of the financial statements referred to in clause (1), including a description of the events requiring Nextel to make the Offer to Purchase,

(3)	if required under applicable law, pro forma financial information concerning, among other things, the Offer to Purchase and the events requiring Nextel to make the Offer to Purchase, and

(4)	any other information required by applicable law to be included in the offer.

      The offer will contain all instructions and materials necessary to enable holders to tender their notes pursuant to the Offer to Purchase. The offer will also state:

(a)	the section of the indenture under which the Offer to Purchase is being made;

(b)	the expiration date and the settlement date;

(c)	the aggregate principal amount at Stated Maturity of the notes offered to be purchased by Nextel pursuant to the Offer to Purchase;

(d)	the purchase price to be paid by Nextel for each $1,000 principal amount at Stated Maturity of notes accepted for payment, as specified under the indenture;

(e)	the holder may tender all or any portion of the notes registered in the name of that holder and that any portion of notes tendered must be tendered in an integral multiple of $1,000 of principal amount at Stated Maturity;

(f)	the place or places where the notes are to be surrendered for tender under the Offer to Purchase;

(g)	that interest, if any, on any notes not tendered, or tendered but not purchased by Nextel, under the Offer to Purchase, will continue to accrue;

(h)	that on the purchase date the purchase price will become due and payable upon each note being accepted for payment pursuant to the Offer to Purchase;

(i)	that each holder electing to tender notes pursuant to the Offer to Purchase will be required to surrender the notes at the place or places specified in the Offer before the close of business on the expiration date, the notes being, if Nextel or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to Nextel and the Trustee duly executed by, the holder of the notes or his attorney duly authorized in writing;

(j)	that holders will be entitled to withdraw all or any portion of the notes tendered if Nextel, or its Paying Agent, receives, not later than the close of business on the expiration date, a facsimile transmission or letter setting forth the name of the holder, the principal amount at Stated Maturity of the notes the holder tendered, the certificate number of the notes the holder tendered and a statement that the holder is withdrawing all or a portion of his tender;

(k)	that Nextel will purchase all those notes duly tendered and not withdrawn under the Offer to Purchase; and

(l)	that in the case of any holder whose notes are purchased only in part, Nextel will execute, and the Trustee will authenticate and deliver to the holder of any notes without service charge, new notes of any authorized denomination as requested by the holder, in an aggregate principal amount at Stated Maturity equal to and in exchange for the unpurchased portion of the aggregate principal amount at Stated Maturity of the notes so tendered.

      Any Offer to Purchase will be governed by and effected in accordance with the offer for the Offer to Purchase.

      “Operating Cash Flow” means, for any fiscal quarter:

(1)	Nextel’s Consolidated Adjusted Net Income (Loss) plus depreciation and amortization in respect of Nextel’s Consolidated Adjusted Net Income (Loss) for that fiscal quarter, plus

(2)	all amounts deducted in calculating Consolidated Adjusted Net Income (Loss) for that fiscal quarter in respect of interest expense and other financing costs, including dividends paid in respect of Redeemable Stock, and all income taxes, whether or not deferred, applicable to that income period, all as determined on a Consolidated basis in accordance with generally accepted accounting principles. For purposes of calculating Operating Cash Flow for the fiscal quarter most recently completed before any date on which an action is taken that requires a calculation of the Operating Cash Flow to Consolidated Interest Expense Ratio or Consolidated Debt to Annualized Cash Flow Ratio:

(a)	any Person that is a Restricted Subsidiary on that date, or would become a Restricted Subsidiary in connection with the transaction that requires the determination of that ratio, will be deemed to have been a Restricted Subsidiary at all times during that fiscal quarter,

(b)	any Person that is not a Restricted Subsidiary on that date, or would cease to be a Restricted Subsidiary in connection with the transaction that requires the determination of that ratio, will be deemed not to have been a Restricted Subsidiary at any time during that fiscal quarter, and

(c)	if Nextel or any Restricted Subsidiary have in any manner acquired, including through commencement of activities constituting the operating business, or disposed, including through termination or discontinuance of activities constituting that operating business, of any operating business during or after the most recently completed fiscal quarter, the calculation will be made on a pro forma basis on the assumption that the acquisition or disposition had been completed on the first day of the completed fiscal quarter.

      “Operating Cash Flow to Consolidated Interest Expense Ratio” means, as at any date of determination, the ratio of:

(1)	the Operating Cash Flow of Nextel for the most recently completed fiscal quarter of Nextel, to

(2)	the Consolidated Interest Expense of Nextel and its Restricted Subsidiaries for the most recently completed fiscal quarter of Nextel.

      “Permitted Debt” means:

(1)	any Debt, including Guarantees of Debt, outstanding on January 26, 2001, including the notes, and any accretion of original issue discount and accrual of interest with respect to that Debt,

(2)	any Debt outstanding under a Credit Facility,

(3)	any Vendor Financing Debt or any other Debt Incurred to finance the cost, including the cost of design, development, construction, improvement, installation or integration, of equipment, inventory or network assets acquired by Nextel or any of its Restricted Subsidiaries after January 26, 2001,

      (4)  Debt:

(a) to Nextel, or

(b)	to any Restricted Subsidiary; provided that any event resulting in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any Debt, other than to Nextel or another Restricted Subsidiary, will be deemed, in each case, to constitute an Incurrence of Debt not permitted by this clause (4),

      (5)  Debt:

(a)	in respect of performance, surety or appeal bonds provided in the ordinary course of business,

(b)	under foreign currency hedge, interest rate swap or similar agreements, if the agreements:

•	are designed solely to protect Nextel or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates, and

•	do not increase the Debt of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable under the agreements, and

(c)	arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Nextel or any Restricted Subsidiary under those agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary, other than Guarantees of Debt Incurred by any Person acquiring all or any portion of that business, assets or Restricted Subsidiary for the purpose of financing the acquisition, in a principal amount not to exceed the gross proceeds actually received by Nextel or any Restricted Subsidiary in connection with that disposition,

(6)	renewals, refundings or extensions of any Debt referred to in clause (1) or (3) above or Incurred pursuant to clause (2) of the “Limitation on Consolidated Debt” covenant and any renewals, refundings or extensions of that Debt, plus:

(a)	the amount of any premium reasonably determined by Nextel as necessary to accomplish the renewal, refunding or extension, and

(b)	the other fees and expenses of Nextel reasonably incurred in connection with the renewal, refunding or extension, provided that the renewal, refunding or extension will constitute Permitted Debt only to the extent of the lesser of:

•	the aggregate principal amount of the Debt being renewed, refunded or extended, and

•	the principal amount of the refunding, renewal or extension to be due and payable upon a declaration of acceleration of the maturity of the refunding, renewal or extension,

           except as permitted by (a) or (b) above, and

•	to the extent the renewed, refunded or extended Debt does not have a mandatory redemption date before the mandatory redemption date of the Debt being renewed, refunded or extended or have an Average Life shorter than the remaining Average Life of the Debt being renewed, refunded or extended;

(7)	Debt payable solely in, or mandatorily convertible into, Capital Stock, other than Redeemable Stock, of Nextel; and

(8)	Debt, in addition to Debt permitted under clauses (1) through (7) above, in an aggregate principal amount outstanding at any time not to exceed $450 million.

      “Permitted Distribution” of a Person means:

(1)	the exchange by that Person of Capital Stock, other than Redeemable Stock, for outstanding Capital Stock, including, without limitation, the redemption, repurchase or other acquisition or retirement for value of Capital Stock out of the proceeds of a substantially concurrent issue and sale, other than to a Restricted Subsidiary, of Capital Stock other than Redeemable Stock,

(2)	the redemption, repurchase, defeasance or other acquisition or retirement for value of Debt of Nextel that is subordinate in right of payment to the notes, in exchange for, including any exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid instead of the issuance of fractional shares or scrip, or out of the proceeds of a substantially concurrent issue and sale, other than to a Restricted Subsidiary, of, either:

(a)	Capital Stock of Nextel, other than Redeemable Stock, or

(b)	Debt of Nextel that is subordinate in right of payment to the notes on subordination terms no less favorable to the holders of the notes in their capacities as holders than the subordination terms, or other arrangement, applicable to the Debt that is redeemed, repurchased, defeased or otherwise acquired or retired for value, provided that, in the case of this clause (b), the new Debt does not mature before the Stated Maturity or have a mandatory redemption date before to the mandatory redemption date of the Debt being redeemed, repurchased, defeased or otherwise acquired or retired for value or have an Average Life shorter than the remaining Average Life of the Debt being redeemed, repurchased, defeased or otherwise acquired or retired for value, and

(3)	dividend, penalty or other mandated payments, including mandatory repurchases, on or in respect of any class or series of Nextel’s Preferred Capital Stock that is authorized and designated on January 26, 2001, that is, the class A preferred stock, class B preferred stock, class C preferred stock, Series D Preferred Stock, Series E Preferred Stock and Zero Coupon Preferred Stock of Nextel.

      “Permitted Investment” means any Investment in Marketable Securities.

      “Permitted Transaction” means:

(1)	any transaction pursuant to agreements, whether or not definitive, and regardless of whether binding or non-binding, existing on January 26, 2001 and described in or incorporated by reference into the offering circular, dated January 19, 2001, relating to the original issuance of the outstanding notes, and

(2)	any transaction or transactions with any vendor or vendors of property or materials used in the telecommunications business, including related activities and services, of Nextel or any Restricted Subsidiary, provided:

(a)	those transactions are in the ordinary course of business, and

(b)	that vendor does not beneficially own more than 50% of the voting power of the Voting Stock of Nextel.

      “Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision of any government.

      “Preferred Capital Stock,” as applied to the Capital Stock of any Person, means Capital Stock of the Person of any class or classes, however designated, that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Person, to shares of Capital Stock of any other class of that Person.

      “Redeemable Stock” of any Person means any Capital Stock of that Person that by its terms or otherwise is:

      (1)  required to be redeemed before the Stated Maturity of the notes,

(2)	redeemable at the option of the holder of the Capital Stock at any time before the Stated Maturity of the notes, or

(3)	convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Debt having a scheduled maturity before the Stated Maturity of the notes;

provided that any Capital Stock that would not constitute Redeemable Stock but for provisions of the Capital Stock giving holders of the Capital Stock the right to require the Person to repurchase or redeem the Capital Stock upon the occurrence of a “change of control” occurring before the Stated Maturity of the notes will not constitute Redeemable Stock if the “change of control” provisions applicable to that Capital Stock are no more favorable to the holders of that Capital Stock than the provisions contained in the “Change of Control” covenant described below and that Capital Stock specifically provides that the Person will not repurchase or redeem any stock pursuant to that provision before Nextel’s repurchase of notes as are required to be repurchased pursuant to the “Change of Control” covenant described below; and further provided that the Series D Preferred Stock, the Series E Preferred Stock and the Zero Coupon Preferred Stock of Nextel will not be considered to constitute Redeemable Stock.

      “Required Consent” means, except as otherwise expressly provided in the indenture with respect to matters requiring the consent of each holder of the notes affected by those matters:

(1)	the consent of holders of not less than a majority in aggregate principal amount at Stated Maturity of the notes for any action to:

(a)	direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any power conferred upon the Trustee, or

(b)	consent to or waive, on behalf of the holders of all the notes, any past default and its consequences, and

(2)	with respect to all other actions requiring the consent of holders of the notes, the consent of either:

(a)	a majority in aggregate principal amount at Stated Maturity of the notes, or

(b)	a majority in aggregate principal amount at Stated Maturity of:

•	the notes,

•	the September Notes, if the holders of the September Notes are being requested to consent to the action with respect to the terms of the September Notes or the September Indenture,

•	the October Notes, if the holders of the October Notes are being requested to consent to the action with respect to the October Notes or the October Indenture,

•	the February Notes, if the holders of the February Notes are being requested to consent to the action with respect to the terms of the February Notes or the February Indenture,

•	the November 1998 Notes, if the holders of the November 1998 Notes are being requested to consent to the action with respect to the terms of the November 1998 Notes or the November 1998 Indenture,

•	the November 1999 Notes, if the holders of the November 1999 Notes are being requested to consent to the action with respect to the terms of the November 1999 Notes or the November 1999 Indenture, and

•	any other issue of unsubordinated, unsecured notes issued by Nextel, if the notes or the indenture under which the notes were issued both:

•	require the consent of the holders of the notes to the action, and

•	provide that the holders of the other notes will vote with the holders of the notes with respect to the action.

      “Restricted Subsidiary” means any Subsidiary of Nextel, whether existing on January 26, 2001 or created after January 26, 2001, designated from time to time by the board of directors as, or otherwise deemed to be, a “Restricted Subsidiary” in accordance with the “Restricted Subsidiaries” covenant described below.

      “S&P” means Standard & Poor’s Ratings Services or, if Standard & Poor’s Ratings Services will cease rating debt securities having a maturity at original issuance of at least one year and the ratings business will have been transferred to a successor Person, any successor Person; provided, however, that if Standard & Poor’s Ratings Services ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto will not have been transferred to any successor Person, then “S&P” will mean any other nationally recognized rating agency, other than Moody’s, that rates debt securities having a maturity at original issuance of at least one year and that will have been designated by Nextel by a written notice given to the Trustee.

      “September Indenture” means the Indenture dated September 17, 1997, between Nextel, as issuer and Harris Trust and Savings Bank, as trustee, relating to the September Notes.

      “September Notes” means Nextel’s 10.65% Senior Redeemable Discount Notes due 2007.

      “Series D Debenture Indenture” means an indenture, having terms and conditions substantially as summarized in the confidential offering memorandum, dated July 16, 1997, prepared in connection with the original issuance by Nextel of shares of Series D Preferred Stock, under which exchange debentures may be issued by Nextel, the “Series D Exchange Debentures”, in exchange for outstanding shares of Series D Preferred Stock.

      “Series D Preferred Stock” means the 13% Series D Exchangeable Redeemable Preferred Stock of Nextel issued on July 21, 1997 and any shares of Preferred Capital Stock issued in exchange for the Series D Preferred Stock or as payment in kind dividends on the Series D Preferred Stock.

      “Series E Debenture Indenture” means an indenture, having terms and conditions substantially as summarized in that confidential offering memorandum, dated February 6, 1998, prepared in connection with the original issuance by Nextel of shares of Series E Preferred Stock, under which exchange debentures may be issued by Nextel, the “Series E Exchange Debentures” in exchange for outstanding shares of Series E Preferred Stock.

      “Series E Preferred Stock” means the 11.125% Series E Exchangeable Redeemable Preferred Stock of Nextel issued on February 6, 1998 and any shares of Preferred Capital Stock issued in exchange for the Series E Preferred Stock or as payment in kind dividends on the Series E Preferred Stock.

      “Specialized Mobile Radio” or “SMR” means a mobile radio communications system that is operated as described in the offering circular, dated January 19, 2001, relating to the original issuance of the outstanding notes.

      “Stated Maturity”, when used with respect to any Debt security or any installment of interest on any Debt security, means the date specified in the Debt security as the fixed date on which the principal of the Debt security or the installment of interest is due and payable.

      “Subsidiary” of any Person means:

(1)	a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Person or by one or more other Subsidiaries of the Person or by the Person and one or more Subsidiaries of the Person, or

(2)	any other Person, other than a corporation in which the Person, or one or more other Subsidiaries of the Person or the Person and one or more other Subsidiaries of the Person, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs of the Person.

      “Total Common Equity” of any Person means, as of any day of determination, and as modified for purposes of the definition of “Change of Control”, the product of:

(1)	the aggregate number of outstanding primary shares of common stock of the Person on that day, which will not include any options or warrants on, or securities convertible or exchangeable into, shares of common stock of that Person, and

(2)	the average Closing Price of the common stock over the 20 consecutive Trading Days immediately preceding that day.

      If no Closing Price exists with respect to shares of the class, the value of those shares for purposes of clause (2) of the preceding sentence will be determined by the board of directors in good faith and evidenced by a Board Resolution.

      “Total Market Value of Equity” of Nextel means, as of any day of determination, the sum of:

      (1)  the product of:

(a)	the aggregate number of outstanding primary shares of common stock of Nextel on that day, which will not include any options or warrants on, or securities convertible or exchangeable into, shares of common stock of Nextel, and

(b)	the average Closing Price of the common stock over the 20 consecutive Trading Days immediately preceding that day, plus

(2)	the liquidation value of any outstanding shares of Preferred Capital Stock of Nextel on that day.

      If no Closing Price exists with respect to shares of the class, the value of those shares for purposes of clause (b) of the preceding sentence shall be determined by the board of directors in good faith and evidenced by a Board Resolution.

      “Trading Day” with respect to a securities exchange or automated quotation system means a day on which the exchange or system is open for a full day of trading.

      “Trustee” means the trustee under the indenture.

      “Unrestricted Subsidiary” means Unrestricted Subsidiary Funding Company and any other Subsidiary that is not a Restricted Subsidiary and includes any Restricted Subsidiary that becomes an Unrestricted Subsidiary in accordance with the “Restricted Subsidiaries” covenant described below.

      “Vendor Financing Debt” means any Debt owed to:

(1)	a vendor or supplier of any property or materials used by Nextel or its Restricted Subsidiaries in their telecommunications business,

(2)	any Affiliate of such a vendor or supplier,

(3)	any assignee of a vendor, supplier or Affiliate of a vendor or supplier, or

(4)	a bank or other financial institution that has financed or refinanced the purchase of property or materials from that vendor, supplier, Affiliate of a vendor or supplier or assignee of a vendor or supplier; provided that the aggregate amount of Debt does not exceed the sum of:

(a)	the purchase price of property or materials, including transportation, installation, warranty and testing charges, as well as applicable taxes paid, in respect of property or materials,

(b)	the cost of design, development, site acquisition and construction,

(c)	any interest or other financing costs accruing or otherwise payable in respect of the foregoing, and

(d)	the cost of any services provided by a vendor, supplier or Affiliate of a vendor or supplier.

      “Voting Stock” of any Person means Capital Stock of the Person which ordinarily has voting power for the election of directors, or persons performing similar functions, of the Person, whether at all times or only so long as no senior class of securities has voting power by reason of any contingency.

      “Wholly Owned Restricted Subsidiary” of Nextel means a Restricted Subsidiary all of the outstanding Capital Stock of which, other than directors’ qualifying shares, will at the time be owned by Nextel or by one or more Wholly Owned Restricted Subsidiaries or by Nextel and one or more Wholly Owned Restricted Subsidiaries.

      “Zero Coupon Preferred Stock” means the Zero Coupon Convertible Preferred Stock due 2013 of Nextel issued on December 23, 1998.

      B.     General

      The exchange notes will be general, unsecured obligations of Nextel, will be limited in aggregate principal amount to $1.25 billion and will mature on February 1, 2011. The exchange notes will be issued in fully registered form only in denominations and integral multiples of $1,000. The exchange notes will be senior, unsecured indebtedness of Nextel, will rank equally in right of payment with all unsubordinated, unsecured indebtedness of Nextel, including, without limitation, the indebtedness evidenced by the Existing Senior Notes, and will be senior in right of payment to all subordinated indebtedness of Nextel. The exchange notes will be effectively subordinated to all current and future indebtedness of Nextel’s subsidiaries, including trade payables and other accrued liabilities. Substantially all of this subsidiary indebtedness presently is, and is expected to be, secured by the assets of Nextel’s subsidiaries and/or guaranteed by Nextel and its subsidiaries.

      Principal of, premium, if any, and interest on the notes will be payable, and the notes may be presented for registration of transfer or exchange, at the office of the Paying Agent and Registrar. At Nextel’s option, interest may be paid by check mailed to the registered address of holders of the notes as shown on the register for the notes. The Trustee will initially act as Paying Agent and Registrar. Nextel may change any Paying Agent and Registrar without prior notice to holders of the notes. Holders of the notes must surrender notes to the Paying Agent to collect principal payments.

      Cash interest on the notes will be payable at a rate of 9.5% per year, semi-annually in arrears on each February 1 and August 1, with the first interest payment to be made on August 1, 2001 to holders of record of the notes at the close of business on the January 15 and July 15 next preceding the interest payment date. Cash interest will accrue from the most recent interest payment date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from January 26, 2001. Cash interest will be computed on a basis of a 360-day year of twelve 30-day months. Some of Nextel’s existing debt agreements restrict the ability of Nextel’s subsidiaries to pay dividends to enable Nextel to pay interest on the notes.

      The notes are not subject to any sinking fund.

      C.     Optional Redemption

      The notes may be redeemed at any time on or after February 1, 2006, at Nextel’s option, in whole or in part, upon not less than 30 or more than 60 days’ prior written notice mailed by first class mail to each holder’s last address as it appears in the security register, at the redemption prices, expressed as a percentage of the principal amount of the notes, set forth below, plus an amount in cash equal to all accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period beginning February 1 of each of the years set forth below.

Year	Percentage

2006	104.750%

2007	103.167

2008	101.583

2009 and thereafter	100.000

      In addition, in the event of one or more sales by Nextel on or before February 1, 2004 of at least $50 million of its Capital Stock, other than Redeemable Stock, Nextel may redeem up to a maximum of 35% of the original principal amount of the notes at a redemption price equal to 109.5% of their principal amount, plus accrued and unpaid interest to the redemption date; provided that the redemption occurs within 180 days after consummation of any sale.

     Selection

      In the case of any partial redemption, selection of the notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not listed on a national securities exchange, on a pro rata basis, by lot or by any other method as the Trustee in its sole discretion deems to be fair and appropriate; provided that no notes of $1,000 in principal amount or less will be redeemed in part. If any notes are to be redeemed in part only, the notice of redemption relating to those notes will state the portion of the principal amount of those notes to be redeemed. A new note in principal amount equal to the unredeemed portion of the notes will be issued in the name of the holder of the notes upon cancellation of the original note.

      D.     Change of Control

      Upon the occurrence of a Change of Control, Nextel will be required to make an Offer to Purchase to each holder of the notes to repurchase all or any part of the holder’s notes at a cash purchase price equal to 101% of the principal amount of those notes, plus accrued and unpaid interest to the date of purchase. The Offer to Purchase must be made within 30 days following a Change of Control, must remain open for at least 30 and not more than 60 days and must comply with applicable securities laws.

      None of the provisions in the indenture relating to a purchase upon a Change of Control are waivable by the board of directors. Nextel could, in the future, enter into transactions, including recapitalizations of Nextel, that would not constitute a Change of Control, but would increase the amount of indebtedness outstanding at that time. If a Change of Control were to occur, Nextel would be obligated:

•	to offer to purchase outstanding shares of the Series D Preferred Stock, the Series E Preferred Stock and the Zero Coupon Preferred Stock,

•	to purchase all Debt which then would be entitled to receive a comparable offer to purchase by reason of the Change of Control, including, without limitation, the Existing Senior Notes, and

•	to make an offer to repurchase the notes.

      Nextel may not have sufficient funds to pay the purchase price for all notes that Nextel would be required to purchase if a Change of Control were to occur. In the event that Nextel were required to purchase outstanding notes pursuant to an Offer to Purchase, Nextel would need to seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, Nextel may not be able to obtain the financing. In addition, Nextel’s ability to purchase the notes may be limited by other then-existing agreements.

     E. Certain Covenants

     Limitation on Consolidated Debt

      Nextel will not, and will not permit any Restricted Subsidiary to, Incur any Debt, including Acquired Debt, other than Permitted Debt, unless:

(1)	with respect to Debt Incurred under this clause (1), the Debt so Incurred and outstanding is in an aggregate principal amount that does not exceed 2.25 times, with respect to Capital Stock sales after June 1, 1997 and on or before March 31, 1998, or 2.00 times, with respect to Capital Stock sales after March 31, 1998, the aggregate amount of net cash proceeds, or 80% of the Fair Market Value of property other than cash, received by Nextel after June 1, 1997 from the issuance and sale, other than to a Restricted Subsidiary, of shares of its Capital Stock, other than Redeemable Stock, or any options, warrants or other rights to purchase the Capital Stock other than Redeemable Stock, other than:

(a)	proceeds applied for use as a Directed Investment, unless the designation has been revoked by the board of directors and Nextel either abandons its plans to make the Investment or is able to make the Investment pursuant to the “Limitation on Restricted Payments” covenant, other than as a Directed Investment, and

(b)	proceeds which have been included in the computation of the amounts available for Restricted Payments under clause 3(b) of the second paragraph of the “Limitation on Restricted Payments” covenant, to the extent the inclusion of the proceeds was necessary to allow a subsequent Restricted Payment to be made, or

(2)	on the date of the Incurrence, after giving effect to the Incurrence of the Debt or Acquired Debt and the receipt and application of the net proceeds of the Debt or Acquired Debt, and, if the net proceeds of the new Debt are used to acquire a Person that becomes a Restricted Subsidiary or an operating business of Nextel or a Restricted Subsidiary, to all terms of the acquisition, on a pro forma basis, the Operating Cash Flow to Consolidated Interest Expense Ratio would equal or exceed 1.75 to 1.

     Limitation on Restricted Payments

      Nextel will not, directly or indirectly:

(1)	declare or pay any dividend on, or make any distribution to the holders of, any shares of its Capital Stock, other than dividends or distributions payable solely in its Capital Stock, other than Redeemable Stock, or in options, warrants or other rights to purchase any of the Capital Stock, other than Redeemable Stock,

(2)	purchase, redeem or otherwise acquire or retire for value, or permit any Restricted Subsidiary to, directly or indirectly, purchase, redeem or otherwise acquire or retire for value, other than value consisting solely of Capital Stock of Nextel that is not Redeemable Stock or options, warrants or other rights to acquire the Capital Stock that is not Redeemable Stock, any Capital Stock of Nextel, including options, warrants or other rights to acquire the Capital Stock,

(3)	redeem, repurchase, defease or otherwise acquire or retire for value, or permit any Restricted Subsidiary to, directly or indirectly, redeem, repurchase, defease or otherwise acquire or retire for value, other than value consisting solely of Capital Stock of Nextel that is not Redeemable Stock or options, warrants or other rights to acquire the Capital Stock that is not Redeemable Stock, before any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Debt that is subordinate, whether by its terms or by operation of law, in right of payment to the notes, or

(4)	make, or permit any Restricted Subsidiary, directly or indirectly, to make, any Investment other than any Permitted Investment, in any Person, other than in a Restricted Subsidiary or a Person that becomes a Restricted Subsidiary as a result of the Investment,

(each of the foregoing actions in clauses (1) through (4), other than an action that is a Permitted Investment or a Permitted Distribution, is a “Restricted Payment,”) unless, at the time of the Restricted Payment, and after giving effect to the Restricted Payment:

(1)	no Default or Event of Default will have occurred and be continuing,

(2)	except with respect to Investments, after giving effect, on a pro forma basis, to the Restricted Payment and the Incurrence of any Debt the net proceeds of which are used to finance the Restricted Payment, the Consolidated Debt to Annualized Operating Cash Flow Ratio would not have exceeded 7.0 to 1, and

(3)	after giving effect to the Restricted Payment on a pro forma basis, the aggregate amount of all Restricted Payments made on or after February 15, 1994 will not exceed:

(a)	50% of the Consolidated Net Income, or, in the case of a Consolidated Net Loss, minus 100% of that deficit, of Nextel for the period, taken as one accounting period from April 1, 1994 to the last day of the last fiscal quarter preceding the date of the proposed Restricted Payment, plus

(b)	the aggregate net proceeds, including the fair market value of property other than cash, as determined by the board of directors, whose good faith determination will be conclusive and evidenced by a Board Resolution, received by Nextel from the issuance and sale, other than to a Restricted Subsidiary, on or after February 15, 1994 of shares of its Capital Stock, except for Redeemable Stock, or any options, warrants or other rights to purchase that Capital Stock, except for Redeemable Stock, other than:

•	except for purposes of determining whether an Investment under clause (4) above is permitted, shares of Capital Stock or options, warrants or other rights to purchase Capital Stock, or shares issuable upon exercise of the options, warrants or other rights, issued or sold in the PowerFone Merger, Questar/ AMI Share Exchanges, Motorola Transaction and NTT transactions as defined and described in Nextel’s prospectus, dated February 9, 1994, relating to Nextel’s senior redeemable discount notes due 2004, and

•	shares of Capital Stock or options, warrants or other rights to purchase Capital Stock, or shares issuable upon exercise of the options, warrants, or other rights, the proceeds of the issuance of which is used:

•	to make a Directed Investment, unless the designation has been revoked by the board of directors and Nextel is able to make the Investment pursuant to this “Limitation on Restricted Payments” covenant, other than as a Directed Investment, or

•	to Incur Debt under clause (1) of the “Limitation on Consolidated Debt” covenant, unless and until the amount of the Debt:

•	is treated as newly issued Debt and could be Incurred in accordance with the “Limitation on Consolidated Debt” covenant, other than under clause (1) of that covenant, or

•	has been repaid or refinanced with the proceeds of Debt Incurred in accordance with the “Limitation on Consolidated Debt” covenant, other than under clause (1) of that covenant, or

•	has otherwise been repaid, plus

(c)	the aggregate net proceeds, including the fair market value of property other than cash, as determined by the board of directors, whose good faith determination will be conclusive and evidenced by a Board Resolution, received by Nextel from the issuance or sale, other than to a Restricted Subsidiary, after February 15, 1994 of any Capital Stock of Nextel, other than Redeemable Stock, or any options, warrants or other rights to purchase Capital Stock, other than Redeemable Stock, upon the conversion of, or exchange for, Debt of Nextel or a Restricted Subsidiary.

      The foregoing limitations in this “Limitation on Restricted Payments” covenant do not limit or restrict the making of any Permitted Distribution, Permitted Investment or Directed Investment, and none of a Permitted Distribution, Permitted Investment or Directed Investment will be counted as a Restricted Payment for purposes of clause (3) in the preceding paragraph. In addition, the foregoing limitations do not prevent Nextel from:

(1)	paying a dividend on Capital Stock of Nextel within 60 days after the declaration of the dividend if, on the date when the dividend was declared, Nextel could have paid the dividend in accordance with the provisions of the indenture,

(2)	repurchasing Capital Stock of Nextel, including options, warrants or other rights to acquire the Capital Stock from employees or former employees of Nextel or any Subsidiary of Nextel for consideration not to exceed $500,000 in the aggregate in any fiscal year, with repurchases under this clause (2) not being counted as Restricted Payments for purposes of clause (3) in the preceding paragraph,

(3)	the repurchase, redemption or other acquisition for value of Capital Stock of Nextel to the extent necessary to prevent the loss or secure the renewal or reinstatement of any license or franchise held by Nextel or any of its Subsidiaries from any governmental agency, or

(4)	Investments in Unrestricted Subsidiary Funding Company so long as:

(a)	the Investments are invested in Nextel International, Inc. and

(b)	Nextel International, Inc. is a Subsidiary of Nextel.

      Notwithstanding the foregoing limitations in this “Limitation on Restricted Payments” covenant, Nextel will be permitted to make any Investment in a Person that is not, either before or after giving effect to the Investment, a Subsidiary of Nextel, provided that, immediately after giving effect to the Investment, the amount equal to:

(1)	the aggregate amount of all Investments made under this paragraph, minus

(2)	all cash received by Nextel or any Restricted Subsidiary from the sale, transfer or other disposition to a Person that is not a Subsidiary of Nextel, of any Investment, or portion of the Investment, included in the aggregate amount, with the amount of cash to be counted for this purpose not to exceed the amount of the Investment, or portion of the Investment, so included, will not exceed the greater of:

(a)	$250 million, and

(b)	2% of the Total Market Value of Equity of Nextel as of the time.

For purposes of determining the aggregate amount of Investments referred to in clause (1), the amount of any Investment will be deemed to equal the cash portion of the Investment plus the fair market value of any non-cash portion of the Investment, to the extent the portion constitutes an Investment, at the time the Investment is made, as determined by the board of directors, whose good faith determination will be conclusive and evidenced by a Board Resolution.

      Notwithstanding the foregoing, no Investment in a Person that immediately after the Investment would be a Restricted Subsidiary will be a Restricted Payment. In addition, if any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, becomes a Restricted Subsidiary after the Investment is made, all Investments previously made in the Person will no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments under clause (3) of the third preceding paragraph or the aggregate amount of Investments under clause (1) of the immediately preceding paragraph, in each case to the extent the Investments would otherwise be so counted. For purposes of clause (3)(c) above, the net proceeds received by Nextel from the issuance or sale of its Capital Stock either upon the conversion of, or exchange for, Debt of Nextel or any Restricted Subsidiary will be deemed to be an amount equal to:

(1)	the sum of:

(a)	the principal amount or accreted value, whichever is less, of Debt on the date of the conversion or exchange, and

(b)	the additional cash consideration, if any, received by Nextel upon the conversion or exchange, less any payment on account of fractional shares, minus

(2)	all expenses incurred in connection with the issuance or sale.

      In addition, for purposes of clause (3)(c) above, the net proceeds received by Nextel from the issuance or sale of its Capital Stock upon the exercise of any options or warrants of Nextel or any Restricted Subsidiary will be deemed to be an amount equal to:

      (1)  the additional cash consideration, if any, received by Nextel upon the exercise, minus

      (2)  all expenses incurred in connection with the issuance or sale.

      For purposes of this “Limitation on Restricted Payments” covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then the Restricted Payment will be deemed to be an amount equal to the cash portion of the Restricted Payment, if any, plus an amount equal to the fair market value of the non-cash portion of the Restricted Payment, as determined by the board of directors, whose good faith determination will be conclusive and evidenced by a Board Resolution.

     Restricted Subsidiaries

      Nextel will not designate any Restricted Subsidiary as an Unrestricted Subsidiary, and will not itself, and will not permit any Restricted Subsidiary to, sell, convey, transfer or otherwise dispose of any assets, other than in the ordinary course of business, to any Unrestricted Subsidiary or any Person that becomes an Unrestricted Subsidiary as part of the transaction, unless, after giving effect to any action, the assets (not including any assets so sold, conveyed, transferred or otherwise disposed of, other than in the ordinary course of business, to any Unrestricted Subsidiary or any Person that becomes an Unrestricted Subsidiary as part of the transaction) and business of Nextel and its remaining Restricted Subsidiaries generated at least 90% of Digital Mobile-SMR Operating Cash Flow in the fiscal quarter of Nextel most recently completed before the date of the action.

      The board of directors may designate any existing Unrestricted Subsidiary or any Person that is about to become a Subsidiary of Nextel as a Restricted Subsidiary if, after giving effect to the action (and, if the designation is made in connection with the acquisition of a Person or an operating business that is about to become a Subsidiary of Nextel, after giving effect to all terms of the acquisition) on a pro forma basis, on the date of the action, the Debt, if any, of the Unrestricted Subsidiary or Person outstanding immediately before the designation would have been permitted to be Incurred, and will be deemed to have been Incurred, for all purposes of the indenture.

      Subject to the second preceding paragraph and compliance with the “Limitation on Restricted Payments” covenant, the board of directors may designate any Restricted Subsidiary as an Unrestricted Subsidiary. The designation by the board of directors of a Restricted Subsidiary as an Unrestricted Subsidiary will, for all purposes of the “Limitation on Restricted Payments” covenant, including the second clause (2) of that covenant, be deemed to be a Restricted Payment of an amount equal to the fair market value of Nextel’s ownership interest in the Subsidiary, including, without duplication, the indirect ownership interest in all Subsidiaries of the Subsidiary, as determined by the board of directors in good faith and evidenced by a Board Resolution.

      Notwithstanding the foregoing provisions of this “Restricted Subsidiaries” covenant, the board of directors may not designate a Subsidiary of Nextel to be an Unrestricted Subsidiary if, after that designation:

(1)	Nextel or any of its other Restricted Subsidiaries:

(a)	provides credit support for, or a Guarantee of, any Debt of the Subsidiary, including any undertaking, agreement or instrument evidencing the Debt, or

(b)	is directly or indirectly liable for any Debt of the Subsidiary,

(2)	a default with respect to any Debt of the Subsidiary, including any right which the holders of that Debt may have to take enforcement action against the Subsidiary, would permit, upon notice, lapse of time or both, any holder of any other Debt of Nextel or any Restricted Subsidiary to declare a default on the other Debt or cause the payment of the Debt to be accelerated or payable before its final scheduled maturity, or

(3)	the Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated.

      The board of directors, from time to time, may designate any Person that is about to become a Subsidiary of Nextel as an Unrestricted Subsidiary, and may designate any newly-created Subsidiary as an Unrestricted Subsidiary, if at the time that Subsidiary is created it contains no assets, other than the de minimis amount of assets then required by law for the formation of corporations, and no Debt. Subsidiaries of Nextel that are not designated by the board of directors as Restricted or Unrestricted Subsidiaries will be deemed to be Restricted Subsidiaries. Notwithstanding any provisions of this “Restricted Subsidiaries” covenant, all Subsidiaries of an Unrestricted Subsidiary will be Unrestricted Subsidiaries. The board of directors may not change the designation of a Subsidiary of Nextel more than twice in any period of five years.

     Transactions with Affiliates

      Nextel will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction, including the purchase, sale, lease or exchange of any property or the rendering of any service, or series of related transactions with any Affiliate of Nextel on terms that are less favorable to Nextel or the Restricted Subsidiary, as the case may be, than those that might be obtained at the time of the transaction from a Person that is not an Affiliate; provided, however, that this “Transactions with Affiliates” covenant will not limit, or be applicable to:

(1)	any transaction involving one or more Unrestricted Subsidiaries and not involving Nextel or any Restricted Subsidiary,

(2)	any transaction between Nextel and any Restricted Subsidiary or between Restricted Subsidiaries, or

(3)	any Permitted Transactions.

      In addition, any transaction or series of related transactions, other than Permitted Transactions, between Nextel or any Restricted Subsidiary and any Affiliate of Nextel, other than a Restricted Subsidiary, involving an aggregate consideration of $5 million or more must be approved in good faith by a majority of Nextel’s Disinterested Directors, of which there must be at least one, and evidenced by a Board Resolution. For purposes of this “Transactions with Affiliates” covenant, any transaction or series of related transactions between Nextel or any Restricted Subsidiary and an Affiliate of Nextel that is approved by a majority of the Disinterested Directors, of which there must be at least one, and evidenced by a Board Resolution will be deemed to be on terms as favorable as those that might be obtained at the time of the transaction, or series of transactions, from a Person that is not an Affiliate and thus will be permitted under this covenant.

     Activities of Nextel And Restricted Subsidiaries

      Nextel will not, and will not permit any Restricted Subsidiary to, engage in any business other than the telecommunications business and related activities and services, including those businesses, activities and services as Nextel and the Restricted Subsidiaries were engaged in on January 26, 2001.

     Provision of Financial Information

      Regardless of whether Nextel is subject to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or any successor provision, Nextel will file with the Securities and Exchange Commission the annual reports, quarterly reports and other documents which Nextel would have been required to file with the Commission under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or any successor provision, if Nextel were subject to those provisions, the documents to be filed with the Commission on or before the respective dates by which Nextel would have been required to file them. Nextel will also in any event:

(1)	within 15 days of each required filing date:

(a)	transmit by mail to all holders, as their names and addresses appear in the security register, without cost to those holders, and

(b)	file with the Trustee

copies of the annual reports, quarterly reports and other documents which Nextel would have been required to file with the Commission under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or any successor provisions, if Nextel were subject to those provisions, and

(2)	if filing the documents by Nextel with the Commission is not permitted under the Securities Exchange Act of 1934, promptly upon written request supply copies of the documents to any prospective holder.

      The Trustee’s receipt of the reports, information and documents will not constitute constructive notice of any information contained in or determinable from information in the applicable report or document.

     Merger, Sale of Assets, Etc.

     Nextel:

(1)	will not, in any transaction or series of related transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to, any Person, and

(2)	will not permit any of its Restricted Subsidiaries to enter into any transaction or series of transactions if the transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets of Nextel and its Restricted Subsidiaries, taken as a whole, substantially as an entirety to any Person, unless, in each case (1) or (2), at the time and after giving effect to those transactions:

(a)	either:

•	if the transaction or series of transactions is a consolidation of Nextel with or a merger of Nextel with or into any other Person, Nextel is the surviving Person of the merger or consolidation, or

•	the Person formed by any consolidation with or merger with or into Nextel, or to which the properties and assets of Nextel or Nextel and its Restricted Subsidiaries, taken as a whole, as the case may be, substantially as an entirety are sold, assigned, conveyed, leased or otherwise transferred (any surviving Person or transferee Person referred to in this clause being the “Surviving Entity”) must be a corporation, partnership or trust organized and existing under the laws of the United States, any state or the District of Columbia and must expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Nextel under the notes and the indenture and, in each case, the indenture, as so supplemented, will remain in full force and effect, and

(b)	immediately before and immediately after giving effect to the transaction or series of transactions on a pro forma basis, including any Debt Incurred or anticipated to be Incurred in connection with or in respect of the transaction or series of transactions, no Default or Event of Default may have occurred and be continuing, and

(c)	the Consolidated Net Worth of Nextel or the Surviving Entity, as the case may be, will be equal to or greater than that of Nextel immediately before the transaction or series of transactions;

provided, however, that the foregoing requirements will not apply to any transaction or series of transactions involving the sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets by any Restricted Subsidiary to any other Restricted Subsidiary, or the merger or consolidation of any Restricted Subsidiary with or into any other Restricted Subsidiary.

      In connection with any consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition contemplated by the foregoing provisions, Nextel will deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate stating that the consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and the supplemental indenture in respect of the consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, required under second bullet point under clause (a) of the preceding paragraph, comply with the requirements of the indenture, and an opinion of counsel stating that the conditions of the indenture have been complied with. Each Officers’ Certificate will set forth the manner of determination of the Consolidated Net Worth in accordance with clause (c) of the preceding paragraph.

      For all purposes of the indenture and the notes, including the provisions described in the two immediately preceding paragraphs and the “Limitation on Consolidated Debt” and “Restricted Subsidiaries” covenants, Subsidiaries of any Surviving Entity will, upon the transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided under the “Restricted Subsidiaries” covenant, and all Debt of the Surviving Entity and its Subsidiaries that was not Debt of Nextel and its Subsidiaries immediately before the transaction or series of transactions will be deemed to have been Incurred upon the transaction or series of transactions.

     F.     Events of Default

      The following will be Events of Default under the indenture:

(1)	failure to pay principal of, or premium, if any, on, any notes when due,

(2)	failure to pay any interest on any notes when due, continued for 30 days,

(3)	default in the payment of principal of, and premium and interest, if any, on the notes required to be purchased pursuant to an Offer to Purchase as described under “— D. Change of Control” when due and payable, or failure to make an Offer to Purchase as required under “— D. Change of Control,”

(4)	failure to perform or comply with the provisions described under “— E. Certain Covenants — Merger, Sale of Assets, Etc.,”

(5)	failure to perform any other covenant or agreement of Nextel under the indenture or the notes, continued for 60 days after written notice to Nextel by the Trustee or holders of at least 25% in aggregate principal amount of outstanding notes,

(6)	failure to pay when due, subject to any applicable grace period, the principal of, or acceleration of, any Debt of Nextel or any Restricted Subsidiary having an outstanding principal amount of at least $25 million, individually or in the aggregate,

(7)	the rendering of a final judgment or judgments against Nextel or any Restricted Subsidiary in an amount in excess of $25 million which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired, and

(8)	specified events of bankruptcy, insolvency or reorganization affecting Nextel or any Restricted Subsidiary.

      If an Event of Default, other than an Event of Default described in clause (8) above, occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount at Stated Maturity of the outstanding notes may accelerate the principal amount of all the notes; provided however that after the acceleration, but before a judgment or decree based on acceleration, the holders by Required Consent may, under some circumstances, rescind and annul the acceleration if all Events of Default, other than the nonpayment of the principal amount of the notes, have been cured or waived as provided in the indenture. If an Event of Default specified in clause (8) above occurs, the principal amount of the outstanding notes will automatically become immediately due and payable without any declaration or other act on the part of the Trustee or any holder. For information as to waiver of defaults, see “— H.  Modification and Waiver.”

      Subject to the provisions of the indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders have offered to the Trustee security or indemnity. Subject to the provisions for the indemnification of the Trustee, the holders by Required Consent will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

      No holder of any notes will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder has previously given to the Trustee written notice of a continuing Event of Default,

•	the holders of at least 25% in aggregate principal amount at Stated Maturity of the outstanding notes have made written request to the Trustee to institute the proceeding as trustee,

•	the holder or holders have offered indemnity to the Trustee for expenses of the proceeding,

•	the Trustee failed to institute the proceeding within 60 days after receiving the request, and

•	the Trustee has not received from the holders of a majority in aggregate principal amount at Stated Maturity of the outstanding notes a direction inconsistent with the request.

However, those limitations do not apply to a suit instituted by a holder of a note for enforcement of payment of the principal of, premium and interest, if any, on the note on or after the respective due dates expressed in the note.

      Nextel will be required to furnish to the Trustee annually a statement as to the performance by it of some of its obligations under the indenture and as to any default in the performance.

      G.     Defeasance and Covenant Defeasance

      Nextel may elect, at its option at any time, to have the provisions of the indenture relating to defeasance and discharge of indebtedness or the provisions relating to defeasance of some restrictive covenants in the indenture, applied to the outstanding notes, as a whole and not in part.

     Defeasance and Discharge

      Upon Nextel’s exercise of its option to have the provisions relating to defeasance and discharge applied to the outstanding notes, Nextel will be discharged from all its obligations with respect to the notes, except for obligations to:

•	exchange or register the transfer of the notes,

•	replace stolen, lost or mutilated notes,

•	maintain paying agencies, and

•	hold moneys for payment in trust,

upon the deposit in trust for the benefit of the holders of the notes of money or United States Government Obligations, or both, which, through the payment of principal and interest in respect of the money or obligations so deposited in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any installment of interest on the notes on the respective Stated Maturities of the notes in accordance with the terms of the indenture and the notes. This defeasance or discharge may occur only if, among other things, Nextel has delivered to the Trustee an opinion of counsel to the effect that Nextel has received from, or there has been published by, the Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the notes will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge were not to occur.

     Defeasance of Specified Covenants

      Upon Nextel’s exercise of its option to defease the restrictive covenants applied to the outstanding notes, Nextel may omit to comply with specified restrictive covenants, including those described under “— E. Certain Covenants” and clause (2)(c) under “Merger, Sale of Assets, Etc.”, and the occurrence of specified Events of Default, which are described above in clause (4), with respect to clause (2)(c), clause (5), with respect to the restrictive covenants, clause (6) and clause (7) under “— F. Events of Default,” will be deemed not to be or result in an Event of Default, in each case with respect to the notes. Nextel, in order to exercise the option, will be required to deposit, in trust for the benefit of the holders of the notes, money or United States Government Obligations, or both, which, through the payment of principal and interest in respect of the money or obligations so deposited in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any installment of interest on the notes on the respective Stated Maturities of the notes in accordance with the terms of the indenture and the notes. Nextel will also be required, among other things, to deliver to the Trustee an opinion of counsel to the effect that holders of the notes will not recognize gain or loss for federal income tax purposes as a result of the deposit and defeasance of some obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur.

      In the event Nextel exercised this option with respect to the outstanding notes and these notes were declared due and payable before their Stated Maturity because of the occurrence of any Event of Default or become payable on any redemption date at the option of Nextel, the amount of money and United States Government Obligations so deposited in trust would be sufficient to pay amounts due on the notes at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on the notes upon the acceleration or redemption. In this case, Nextel would remain liable for the payments.

      H.     Modification And Waiver

      Modifications and amendments of the indenture may be made by Nextel and the Trustee with Required Consent; provided, however, that no such modification or amendment may, without the consent of each holder of the notes affected by the modification or amendment:

(1)	change the Stated Maturity of the principal of, or any installment of interest on, any note,

(2)	reduce the principal amount of, premium, if any, or interest on, any note,

(3)	change the place or currency of payment of principal or premium, if any, or interest on, any note,

(4)	impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity, or, in the case of a redemption, on or after the Redemption Date, of any note,

(5)	reduce the above-stated percentage of outstanding notes the consent of whose holders is necessary to modify or amend the indenture,

      (6)  waive a default in the payment of principal of, premium, if any, or interest on, the notes,

(7)	reduce the percentage of aggregate principal amount of outstanding notes the consent of whose holders is necessary for waiver of compliance with provisions of the indenture or for waiver of defaults, or

(8)	following the mailing of an Offer to Purchase, modify the provisions of the indenture with respect to the Offer to Purchase in a manner adverse to those holders.

I.	No Personal Liability of Incorporators, Stockholders, Officers, Directors or Employees

      There will be no recourse against any incorporator or past, present or future stockholder, officer, director, employee or controlling person of Nextel:

•	for the payment of the principal of, premium, if any, or interest on, any of the notes,

•	for any claim and no recourse under or upon any obligation, covenant or agreement of Nextel contained in the indenture or in any of the notes, or

•	because of the creation of any Debt represented by the notes.

      Each holder, by accepting the notes, waives and releases all such liability.

      J.     Concerning The Trustee

      Except during the continuance of an Event of Default, the Trustee will perform only those duties as are specifically set forth in the indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise of these rights and powers as a prudent person would exercise under the circumstances in the conduct of the person’s own affairs.

      The indenture and provisions of the Trust Indenture Act, incorporated by reference in the indenture, contain limitations on the rights of the Trustee should it become a creditor of Nextel, to obtain payment of claims in some cases or to realize on property received by it in respect of any claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate the conflict or resign.

      K.     Book Entry; Delivery and Form

      The exchange notes will initially be issued in the form of one or more global certificates. The global exchange notes will be deposited on the date the exchange offer is completed with or on behalf of The Depository Trust Company and registered in the name of The Depository Trust Company or its nominee.

      Nextel understands that The Depository Trust Company is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The Depository Trust Company was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to The Depository Trust Company system is available to other banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

      So long as The Depository Trust Company, or its nominee, is the registered owner or holder of the global exchange notes, The Depository Trust Company or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global exchange notes for all purposes under the indenture and the notes. No beneficial owner of an interest in a global exchange note will be able to transfer that interest except in accordance with The Depository Trust Company’s applicable procedures, in addition to those provided for under the indenture.

      Payments made with respect to a global exchange note will be made to The Depository Trust Company or its nominee, as the case may be, as the registered owner of the note. Nextel will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global exchange note or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

      Nextel expects that The Depository Trust Company or its nominee, upon receipt of any payments made with respect to a global exchange note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global exchange notes as shown on the records of The Depository Trust Company or its nominee. Nextel also expects that payments by participants to owners of beneficial interests in the global exchange notes held through participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for the customers. These payments will be the responsibility of the participants.

      Transfers between participants in The Depository Trust Company will be effected in the ordinary way in accordance with The Depository Trust Company rules and will be settled in same-day funds.

      Nextel understands that The Depository Trust Company will take any action permitted to be taken by a holder of notes, including the presentation of outstanding notes for exchange in the exchange offer, only at the direction of one or more participants to whose account The Depository Trust Company interests in the global notes are credited and only in respect of the portion of the aggregate principal amount of notes as to which the participant or participants has or have given direction.

      Although The Depository Trust Company is expected to follow the above procedures in order to facilitate transfers of interests in the global exchange notes among participants of The Depository Trust Company, it is under no obligation to perform or continue to perform these procedures, and the procedures may be discontinued at any time. Nextel will not have any responsibility for the performance by The Depository Trust Company or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

      L.     Certificated Notes

      If The Depository Trust Company is at any time unwilling or unable to continue as a depositary for the global exchange note and a successor depositary is not appointed by Nextel within 90 days, Nextel will issue a physical certificate for the notes in exchange for the global exchange notes. In addition, if there is an Event of Default under the notes, The Depository Trust Company may exchange the global exchange notes for certificated notes and distribute these certificated notes to its participants. Finally, beneficial owners whose interests are represented by a global exchange note may request a physical certificate.

VI.     Principal United States Federal Tax Considerations

      This discussion sets forth the opinion of Jones, Day, Reavis & Pogue regarding specified United States federal income and estate tax matters. In the case of non-U.S. holders, as defined below, this discussion summarizes the principal United States federal income tax considerations of the exchange offer and of the purchase, ownership and disposition of the notes. In the case of U.S. holders, as defined below, this discussion addresses only the United States federal income tax consequences of the exchange offer. This summary is based on the Internal Revenue Code of 1986, existing and proposed Treasury regulations promulgated under the Internal Revenue Code, and administrative and judicial interpretations of the Internal Revenue Code, all as of the date of this prospectus and all of which are subject to change, possibly with retroactive effect. The Internal Revenue Service is referred to as the IRS in this summary.

      This summary discusses only the tax consequences to the initial investors who purchased the notes at the initial offering price and does not discuss the tax consequences applicable to subsequent purchasers of the notes. This summary deals only with notes held as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all of the tax considerations that may be relevant to holders of the notes in light of their particular circumstances or to holders of the notes subject to special rules, such as individuals, banks, insurance companies, tax-exempt organizations, dealers in securities or foreign currencies, or persons holding the notes as part of a hedging or constructive sale transaction, “straddle,” conversion transaction, or other integrated transaction, or foreign currency effects on holders of the notes whose functional currency is not the United States dollar. Persons considering the purchase or disposition of the notes should consult with their own tax advisors about the application of the United States federal income tax laws to their particular situations as well as any tax considerations under the laws of any state, local or foreign jurisdiction.

      As used in this prospectus, the term U.S. holder means a beneficial owner of notes that is, for United States federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity treated as a corporation, created in or under the laws of the United States or of any state;

•	an estate the income of which is subject to United States federal income taxation regardless of its source;

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or a trust in existence on August 20, 1996 and treated as a United States person before this date that timely elected to continue to be treated as a United States person; or

•	a partnership, or other entity treated as a partnership, created or organized in or under the laws of the United States or of any state, except as Treasury regulations may provide.

      As used in this prospectus, the term non-U.S. holder means any holder that is not a U.S. holder.

      A.     Exchange Offer

      The exchange of the outstanding notes for exchange notes should not be treated as a taxable transaction to U.S. holders or to non-U.S. holders for United States federal income tax purposes. Rather, the exchange notes received should be treated as a continuation of the outstanding notes surrendered in the exchange. As a result, there should be no material United States federal income tax consequences to U.S. holders or to non-U.S. holders exchanging outstanding notes for exchange notes.

      B.     Ownership and Disposition of Notes by Non-U.S. Holders

      Under present United States federal law, and subject to the discussion below concerning backup withholding:

(a)	payments of principal, interest and premium, if any, on the notes by us or our paying agent to any non-U.S. holder will not be subject to 30% United States federal withholding tax, provided that, in the case of interest,

•	the holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote and is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, and

•	the certification requirement set forth in Section 871(h) or Section 881(c) of the Internal Revenue Code has been fulfilled with respect to the beneficial owner, as discussed below;

(b)	a non-U.S. holder of a note will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of that note, unless:

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and specific other conditions are met, or

•	the gain is effectively connected with the conduct by this non-U.S. holder of a trade or business in the United States; and

(c)	under Section 2105(b) of the Internal Revenue Code with respect to United States federal estate tax law, a note held by an individual who is not, for United States estate tax purposes, a citizen or resident of the United States at the time of his death generally will not be subject to United States federal estate tax as a result of that individual’s death, provided that the individual does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote and, at the time of that individual’s death, payments with respect to the note would not have been effectively connected with the conduct by that individual of a trade or business in the United States.

      The certification requirement referred to in the second bullet point of paragraph (a) generally will be fulfilled if the beneficial owner of a note certifies on a properly completed and duly executed IRS Form W-8BEN or successor form that the beneficial owner is not a United States person and provides its name, address and other information required on the IRS form, and

•	that beneficial owner files the IRS Form W-8BEN or successor form with the withholding agent, or

•	in the case of a note held by a securities clearing organization, bank or other financial institution holding customers’ securities in the ordinary course of its trade or business holding the note on behalf of the beneficial owner, that financial institution files with the withholding agent a statement that it has received the IRS form from the holder and furnishes the withholding agent with a copy of the form. With respect to notes held by a foreign partnership, however, the foreign partnership will be required to provide an intermediary IRS Form W-8IMY or successor form and, unless the foreign partnership has entered into a withholding agreement with the IRS, to attach an appropriate certification by each partner on IRS Form W-8BEN.

Prospective investors, including foreign partnerships and their partners, should consult their tax advisers regarding possible additional reporting requirements.

      If a non-U.S. holder is engaged in a trade or business in the United States, and if interest on the note is effectively connected with the conduct of the trade or business, the non-U.S. holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular United States income tax on interest and on any gain realized on the sale, exchange or disposition of a note on a net income basis in the same manner as if it were a United States person. Instead of the certificate described in the preceding paragraph, such a holder will be required to provide to the withholding agent a properly executed IRS Form W-8ECI or successor form to claim an exemption from withholding tax. In addition, if the non-U.S. holder is a foreign corporation, it may be subject to a 30% branch profits tax for the taxable year, subject to adjustments. For purposes of the branch profits tax, interest or any gain recognized on the sale, exchange or other disposition of a note will be included in the effectively connected earnings and profits of the non-U.S. holder if the interest or gain, as the case may be, is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States.

      C.     Backup Withholding and Information Reporting

      We will, where required, report to non-U.S. holders of notes and to the IRS the amount of any interest paid on the notes. Under current United States federal income tax law, backup withholding tax of 31% will not apply to payments on a note if the certifications required by Sections 871(h) and 881(c) of the Internal Revenue Code are received, provided in each case that the payor, including a bank or its paying agent, as the case may be, does not have actual knowledge or reason to know that the payee is a United States person.

      Under Treasury regulations, payments on the sale, exchange or other disposition of a note made through a foreign office of a broker to its customer generally are not subject to information reporting or 31% backup withholding. However, if the broker is a United States person, a controlled foreign corporation, a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, a foreign partnership with significant United States ownership, or a United States branch of a foreign bank or insurance company, then information reporting and backup withholding will be required, unless the broker has in its records documentary evidence that the beneficial owner of the payment is not a United States person or is otherwise entitled to an exemption and the broker has no actual knowledge or reason to know that the beneficial owner is not entitled to an exemption.

      Information reporting and backup withholding will apply to payments made through a United States office of any United States or foreign broker, unless the broker has in its records documentary evidence that the beneficial owner of the payment is not a United States person or is otherwise entitled to an exemption and the broker has no actual knowledge or reason to know that the beneficial owner is not entitled to an exemption.

      Backup withholding does not represent an additional income tax. Any amounts withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowed as a credit against the holder’s United States federal income tax liability and may entitle the holder to a refund, provided that the required information or returns are timely furnished by the holder to the IRS.

VII.     Plan of Distribution

      Except as described below, a broker-dealer may not participate in the exchange offer in connection with a distribution of the exchange notes. Each broker-dealer that receives exchange notes for its own account as a result of the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received for its own account in exchange for outstanding notes where those outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 90 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale, subject to the conditions described under “IV. The Exchange Offer — B. Resale of the Exchange Notes.”

      We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account as a result of the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices, or negotiated prices. Any of these resales may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from these broker-dealers or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that it received for its own account as a result of the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, and any profit on these resales of exchange notes and any commissions or concessions received by any of these persons may be deemed to be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933.

      We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and expenses of counsel for the holders of the exchange notes. We will indemnify the holders of the exchange notes, including any broker-dealers, against some liabilities, including specified liabilities under the Securities Act of 1933.

VIII.     Legal Matters

      Jones, Day, Reavis & Pogue, Atlanta, Georgia, will pass upon the validity of the exchange notes for Nextel.

IX.     Experts

      The consolidated financial statements and related financial statement schedules of Nextel incorporated in this prospectus by reference from our annual report on Form 10-K for the year ended December 31, 2000, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

X.     Where You Can Get More Information

      A.     Available Information

      We file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy this information at the public reference facilities maintained by the Commission at the Commission’s Public Reference Room, which is located at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

      You may obtain information on the operation of the public reference room by calling the Commission at 1-800-SEC-0330. Our filings are also available on the Commission’s web site on the Internet at http:// www.sec.gov.

      We filed a registration statement with the Commission under the Securities Act of 1933 to register the exchange notes to be issued in the exchange offer. As allowed by the Commission’s rules, this prospectus does not contain all of the information you can find in the registration statement and its exhibits. As a result, statements in this prospectus concerning the contents of any contract, agreement or other document are not necessarily complete. If we filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.

      B.     Incorporation of Documents by Reference

      The Commission allows us to incorporate by reference information into this prospectus. This means we can disclose information to you by referring you to another document we filed with the Commission. We will make those documents available to you without charge upon your oral or written request. Requests for those documents should be directed to Nextel Communications, Inc., 2001 Edmund Halley Drive, Reston, Virginia 20191, Attention: Investor Relations, telephone: (703) 433-4300. This prospectus incorporates by reference the following documents:

•	Annual report on Form 10-K for the year ended December 31, 2000, dated and filed with the Commission on April 2, 2001;

•	Current reports on Form 8-K:

•	dated and filed with the Commission on January 22, 2001;

•	dated and filed with the Commission on January 29, 2001;

•	dated and filed with the Commission on February 16, 2001;

•	dated and filed with the Commission on March 14, 2001;

•	dated and filed with the Commission on May 1, 2001; and

•	Proxy statement, dated as of April 13, 2001, filed with the Commission in definitive form on April 13, 2001, with respect to the information required by Items 401 (management), 402 (executive compensation), 403 (securities ownership) and 404 (certain relationships and related transactions) of Regulation S-K promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934.

      We are also incorporating by reference additional documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before:

•	the exchange of the exchange notes for the outstanding notes; or

•	to the extent this prospectus is used by one or more broker-dealers in connection with the resale of exchange notes received by that broker-dealer for its own account in exchange for outstanding notes acquired as a result of market-making or other trading activities, the date those resales are complete.

This additional information is a part of this prospectus from the date of filing of those documents.

      Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference. In addition, some of the information, including financial information, contained in this prospectus or incorporated in this prospectus by reference should be read in conjunction with documents filed with the Commission by Nextel International.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

      Set forth below is a description of certain provisions of our Restated Certificate of Incorporation, as amended (the “Nextel Charter”), our Amended and Restated By-laws (the “Nextel By-laws”), and the Delaware General Corporation Law (the “DGCL”). This description is intended as a summary only and is qualified in its entirety by reference to the Nextel Charter, the Nextel By-laws, and the DGCL.

      Elimination of Liability in Certain Circumstances. The Nextel Charter provides that, to the full extent provided by law, a director will not be personally liable to Nextel or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director. The DGCL provides that a corporation may limit or eliminate a director’s personal liability for monetary damages to the corporation or its stockholders, except for liability (i) for any breach of the director’s duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

      While Article 7 of the Nextel Charter provides directors with protection from awards for monetary damages for breaches of the duty of care, it does not eliminate the directors’ duty of care. Accordingly, Article 7 will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of the duty of care. The provisions of Article 7 as described above apply to officers of Nextel only if they are directors of Nextel and are acting in their capacity as directors, and does not apply to officers of Nextel who are not directors.

      Indemnification and Insurance. Under the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

      Article 6 of the Nextel Charter and Article VII of the Nextel By-laws provide to directors and officers indemnification to the full extent provided by law, thereby affording the directors and officers of Nextel the protections available to directors and officers of Delaware corporations. Article VII of the Nextel By-laws also provides that expenses incurred by a person in defending a civil or criminal action, suit, or proceeding by reason of the fact that he or she is or was a director or officer shall be paid in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Nextel as authorized by relevant Delaware law. Nextel has obtained directors and officers liability insurance providing coverage to its directors and officers.

      On September 12, 1991, the Board of Directors of Nextel unanimously adopted resolutions authorizing Nextel to enter into an Indemnification Agreement (the “Indemnification Agreement”) with each director of Nextel. Nextel has entered into an Indemnification Agreement with each of its directors and officers.

      One of the purposes of the Indemnification Agreements is to attempt to specify the extent to which persons entitled to indemnification thereunder (the “Indemnitees”) may receive indemnification under circumstances in which indemnity would not otherwise be provided by the DGCL. Pursuant to the Indemnification Agreements, an Indemnitee is entitled to indemnification as provided by Section 145 of the DGCL and to indemnification for any amount which the Indemnitee is or becomes legally obligated to pay relating to or arising out of any claim made against such person because of any act, failure to act, or neglect or breach of duty, including any actual or alleged error, misstatement, or misleading statement, which such person commits, suffers, permits, or acquiesces in while acting in the Indemnitee’s position with Nextel. The Indemnification Agreements are in addition to and are not intended to limit any rights of indemnification which are available under the Nextel Charter or the Nextel By-laws, any policy of insurance or otherwise. Nextel is not required under the Indemnification Agreements to make payments in excess of those expressly provided for in the DGCL in connection with any claim against the Indemnitee:

(i) which results in a final, nonappealable order directing the Indemnitee to pay a fine or similar governmental imposition which Nextel is prohibited by applicable law from paying; or

(ii) based upon or attributable to the Indemnitee gaining in fact a personal profit to which he was not legally entitled including, without limitation, profits made from the purchase and sale by the Indemnitee of equity securities of Nextel which are recoverable by Nextel pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and profits arising from transactions in publicly traded securities of Nextel which were effected by the Indemnitee in violation of Section 10(b) of the Exchange Act or Rule 10b-5 promulgated thereunder.

      In addition to the rights to indemnification specified therein, the Indemnification Agreements are intended to increase the certainty of receipt by the Indemnitee of the benefits to which he or she is entitled by providing specific procedures relating to indemnification.

      The Indemnification Agreements are also intended to provide increased assurance of indemnification by prohibiting Nextel from adopting any amendment to the Nextel Charter or the Nextel By-laws which would have the effect of denying, diminishing or encumbering the Indemnitee’s rights pursuant thereto or to the DGCL or any other law as applied to any act or failure to act occurring in whole or in part prior to the effective date of such amendment.

Item 21.  Exhibits.

      All references to documents filed pursuant to the Securities Exchange Act of 1934, including Forms 10-K, 10-Q and 8-K, were filed by Nextel Communications, Inc., file no. 0-19656, unless otherwise indicated.

Exhibit
Number

4.1.1	Restated Certificate of Incorporation of Nextel (filed June 1, 2000 as Exhibit 3.1 to Nextel’s post-effective amendment no. 2 to registration statement no. 33-1290 on Form S-4 and incorporated herein by reference).
4.1.2	Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 13% Series D Exchangeable Preferred Stock and Qualifications, Limitations and Restrictions Thereof (filed July 22, 1997 as Exhibit 4.1 to Nextel’s current report on Form 8-K dated July 21, 1997 and incorporated herein by reference).
4.1.3	Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 11.125% Series E Exchangeable Preferred Stock and Qualifications, Limitations and Restrictions Thereof (filed February 12, 1998 as Exhibit 4.1 to Nextel’s current report on Form 8-K and incorporated herein by reference).
4.1.4	Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Zero Coupon Convertible Preferred Stock due 2013 and Qualifications, Limitations and Restrictions Thereof (filed February 10, 1999 as Exhibit 4.16 to Nextel’s registration statement on Form S-4 and incorporated herein by reference).
4.2	Amended and Restated By-Laws of Nextel (filed July 31, 1995 as Exhibit 4.2 to Nextel’s post-effective amendment no. 1 on Form S-8 to registration statement no. 33-91716 on Form S-4 and incorporated herein by reference).

Exhibit
Number

4.3	Indenture dated March 6, 1997 between Nextel International and The Bank of New York, as Trustee, relating to Nextel International’s 13.0% Senior Discount Notes due 2007 (filed March 31, 1997 as Exhibit 4.24 to Nextel’s annual report on Form 10-K for the year ended December 31, 1996 (the “1996 Form 10-K”) and incorporated herein by reference).
4.4	Warrant Agreement dated March 6, 1997, between Nextel International and The Bank of New York (filed March 31, 1997 as Exhibit 4.26 to the 1996 Form 10-K and incorporated herein by reference).
4.5	Indenture dated September 17, 1997 between Nextel and Harris Trust and Savings Bank, as Trustee, relating to Nextel’s 10.65% Senior Redeemable Discount Notes due 2007 (filed September 22, 1997 as Exhibit 4.1 to Nextel’s current report on Form 8-K and incorporated herein by reference).
4.6	Indenture dated October 22, 1997 between Nextel and Harris Trust and Savings Bank, as Trustee, relating to Nextel’s 9.75% Senior Serial Redeemable Discount Notes due 2007 (filed October 23, 1997 as Exhibit 4.1 to Nextel’s current report on Form 8-K and incorporated herein by reference).
4.7	Indenture dated February 11, 1998 between Nextel and Harris Trust and Savings Bank, as Trustee, relating to Nextel’s 9.95% Senior Serial Redeemable Discount Notes due 2008 (filed February 12, 1998 as Exhibit 4.2 to Nextel’s current report on Form 8-K and incorporated herein by reference).
4.8	Indenture dated November 4, 1998 between Nextel and Harris Trust and Savings Bank, as Trustee, relating to Nextel’s 12.0% Senior Serial Redeemable Notes due 2008 (filed February 10, 1999 as Exhibit 4.13.1 to Nextel’s registration statement on Form S-4 and incorporated herein by reference).
4.9	Indenture dated March 12, 1998 between Nextel International and The Bank of New York, as Trustee, relating to Nextel International’s 12.125% Senior Serial Redeemable Discount Notes due 2008 (filed May 14, 1998 as Exhibit 4.1 to Nextel International’s quarterly report on Form 10-Q for the quarter ended March 31, 1998 and incorporated herein by reference).
4.10	Indenture dated June 16, 1999 between Nextel and Harris Trust and Savings Bank, as Trustee, relating to Nextel’s 4.75% Convertible Senior Redeemable Notes due 2007 (filed June 23, 1999 as Exhibit 4.1 to Nextel’s current report on Form 8-K and incorporated herein by reference).
4.11	Indenture dated November 12, 1999 between Nextel and Harris Trust and Savings Bank, as Trustee, relating to Nextel’s 9.375% Senior Serial Redeemable Notes due 2009 (filed November 15, 1999 as Exhibit 4.1 to the quarterly report on Form 10-Q for the quarter ended September 30, 1999 (the “1999 Third Quarter 10-Q”) and incorporated herein by reference).
4.12	Indenture dated January 26, 2000 between Nextel and Harris Trust and Savings Bank, as Trustee, relating to Nextel’s 5.25% Convertible Senior Redeemable Notes due 2010 (filed January 26, 2000 as Exhibit 4.1 to Nextel’s current report on Form 8-K and incorporated herein by reference).
4.13	Indenture dated August 1, 2000 between Nextel International and The Bank of New York, as Trustee, relating to Nextel International’s 12.75% Senior Serial Redeemable Notes due 2010 (filed August 2, 2000 as Exhibit 4.1 to Nextel International’s current report on Form 8-K dated August 1, 2000 and incorporated herein by reference).
4.14.1	Indenture dated January 26, 2001, between Nextel and BNY Midwest Trust Company, as Trustee, relating to Nextel’s 9.5% Senior Serial Redeemable Notes due 2011 (filed January 29, 2001 as Exhibit 4.1 to Nextel’s current report on Form 8-K incorporated herein by reference)
4.14.2	Registration Rights Agreement dated January 26, 2001 between Nextel and Goldman Sachs & Co. relating to Nextel’s 9.5% Senior Serial Redeemable Notes due 2011 (filed January 29, 2001 as Exhibit 4.2 to Nextel’s current report on Form 8-K and incorporated herein by reference).

Exhibit
Number

	4.15.1	Amended and Restated Credit Agreement dated November 9, 1999 among Nextel, Nextel Finance Company, the other Restricted Companies party thereto, the Lenders Party thereto, Toronto Dominion (Texas) Inc., as Administrative Agent, and The Chase Manhattan Bank as Collateral Agent (filed November 15, 1999 as Exhibit 4.3 to the 1999 Third Quarter 10-Q and incorporated herein by reference).
	4.15.2	Tranche D Term Loan Agreement dated March 15, 2000 among Nextel, Nextel Finance Company, the other Restricted Companies party thereto, the Lenders Party thereto, Toronto Dominion (Texas), as Administrative Agent, and The Chase Manhattan Bank as Collateral Agent (filed March 15, 2000 as Exhibit 4.1 to the current report on Form 8-K and incorporated herein by reference).
	4.15.3	Amendment no. 1 dated April 26, 2000 to the Amended and Restated Credit Agreement dated November 9, 1999 among Nextel, Nextel Finance Company, the Other Restricted Companies party thereto, the Lenders party thereto, Toronto Dominion (Texas), as Administrative Agent, and The Chase Manhattan Bank, as Collateral Agent (filed May 5, 2000 as Exhibit 4.1 to the current report on Form 8-K and incorporated herein by reference).
	4.15.4	Amendment no. 2 dated March 29, 2001 to the Amended and Restated Credit Agreement dated November 9, 1999, as amended, among Nextel, Nextel Finance Company, the Other Restricted Companies party thereto, the Lenders party thereto, Toronto Dominion (Texas), as Administrative Agent, and The Chase Manhattan Bank, as Collateral Agent.
	*5	Opinion of Jones, Day, Reavis & Pogue regarding validity.
	*8	Opinion of Jones, Day, Reavis & Pogue regarding certain tax matters.
*	*12	Statement regarding computation of earnings to fixed charges.
	23.1	Consent of Jones, Day, Reavis & Pogue (included in Exhibits 5 and 8).
	*23.2	Consent of Deloitte & Touche LLP.
*	*24	Powers of Attorney.
*	*25	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1.
	*99.1	Letter of Transmittal.
	*99.2	Notice of Guaranteed Delivery.

*	Filed herewith

**  Previously filed.

Item 22.  Undertakings.

      (a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d)  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (e)  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, in the Commonwealth of Virginia, on the 14th day of May 2001.

NEXTEL COMMUNICATIONS, INC.

By:	/s/ LEONARD J. KENNEDY

Leonard J. Kennedy
Senior Vice President and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* William E. Conway, Jr.	Chairman of the Board of Directors
* Timothy M. Donahue	President, Chief Executive Officer and Director (principal executive officer)
* John S. Brittain, Jr.	Chief Financial Officer, Vice President and Treasurer (principal financial officer)
* William G. Arendt	Vice President and Controller (principal accounting officer)
* Morgan E. O’Brien	Vice Chairman of the Board
* Daniel F. Akerson	Director
* Keith J. Bane	Director
* Frank M. Drendel	Director
* Janet Hill	Director
* Craig O. McCaw	Director
* Dennis M. Weibling	Director
/s/ LEONARD J. KENNEDY Leonard J. Kennedy	*Attorney-in-fact	May 14, 2001

EXHIBITS

Exhibit
Number		Description of Exhibits

* 5	—	Opinion of Jones, Day, Reavis & Pogue regarding validity.
* 8	—	Opinion of Jones, Day, Reavis & Pogue regarding certain tax matters.
**12	—	Statement regarding computation of earnings to fixed charges.
23.1	—	Consent of Jones, Day, Reavis & Pogue (included in Exhibits 5 and 8).
*23.2	—	Consent of Deloitte & Touche LLP.
**24	—	Powers of Attorney.
**25	—	Statement of eligibility under the Trust Indenture Act of 1939 on Form T-1.
*99.1	—	Letter of Transmittal.
*99.2	—	Notice of Guaranteed Delivery.

*	Filed herewith

**  Previously filed